Filed Pursuant to Rule 424(b)(3)

Registration No. 333-188139

PROSPECTUS SUPPLEMENT

Number 5

to

Prospectus dated June 27, 2013

of

ELITE PHARMACEUTICALS, INC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus Supplement No. 5 supplements the information provided in our Prospectus dated June 27, 2013 as previously supplemented by Supplement No. 4 dated February 14, 2014, Supplement No. 3 dated November 15, 2013, Supplement No. 2 dated August 14, 2013 and Supplement No. 1 dated August 5, 2013. This Prospectus Supplement should be read in conjunction with that Prospectus and Supplement No. 4, which are to be delivered with this Prospectus Supplement.

This Prospectus Supplement includes our Preliminary Proxy Statement on Schedule 14A and our Current Report dated March 17, 2014, both filed with the Securities and Exchange Commission on March 18, 2014.

The date of this Prospectus Supplement is March 18, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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Elite Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

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ELITE PHARMACEUTICALS, INC. 165 Ludlow Avenue Northvale, New Jersey 07647 (201) 750-2646 April [ ], 2014

Dear Elite Pharmaceuticals, Inc. Shareholders:

On behalf of the Board of Directors of Elite Pharmaceuticals, Inc., I am pleased to invite you to attend the Annual Meeting of Shareholders to be held on May 21, 2014, at 10:00 a.m., local time, at the company’s offices located at 165 Ludlow Avenue, Northvale, New Jersey 07647. The purpose of the Annual Meeting is to consider and vote upon proposals described in the accompanying Proxy Statement and there will be an opportunity to discuss other matters of interest to you as a Shareholder.

Regardless of the number of shares that you own, your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we urge you to vote by completing, signing, dating and promptly returning the enclosed proxy card. Alternatively, you may vote through the Internet or by telephone as directed on the enclosed proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of the shares shown on all of your proxy cards.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting. If you have any questions or need assistance voting your shares, please call Dianne Will, Investor Relations for Elite Pharmaceuticals at 518-398-6222 or dianne@elitepharma.com or Morrow & Co., LLC, the Company’s proxy solicitation agent. Morrow & Co. can be reached in the U.S. toll free (800) 662-5200 or European voters can call their office in London at +44-207-222-4645.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Nasrat Hakim
Nasrat Hakim
President and Chief Executive Officer

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ELITE PHARMACEUTICALS, INC. 165 Ludlow Avenue Northvale, New Jersey 07647 (201) 750-2646

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 21, 2014

TO THE SHAREHOLDERS OF ELITE PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Elite Pharmaceuticals, Inc., a Nevada corporation (“we,” “us,” “our,” the “Company” or “Elite”) will be held at our offices located at 165 Ludlow Avenue, Northvale, New Jersey 07647 on May 21, 2014, at 10:00 a.m., local time for the following purposes:

(1)	To elect six directors;

(2)	To amend and restate our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 690,000,000 shares to 995,000,000 shares;

(3)	To ratify the appointment of Demetrius Berkower LLC as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2014;

(4)	To approve, by non-binding vote, executive compensation;

(5)	To recommend, by non-binding vote, the frequency of executive compensation votes;

(6)	To approve the Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan; and

(7)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

Our Board of Directors has fixed the close of business on March 28, 2014 as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. Most Shareholders have three options for submitting their vote: (i) via the Internet, (ii) by phone, or (iii) by mail. For further details, see “Revocability of Proxies, Voting and Solicitation,” below.

If you have Internet access, we encourage you to record your vote on the Internet. It helps reduce the environmental impact of our annual meetings, it is convenient and it saves us significant postage and processing costs. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

By order of the Board of Directors

Date: April [ ], 2014	By:	/s/ Nasrat Hakim
Nasrat Hakim
President and Chief Executive Officer

This Notice of Annual Meeting and the attached Proxy Statement dated ~, 2014 should be read in combination with the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and Quarterly Report on Form 10-Q for quarter ended December 31, 2013. Collectively, these documents contain all of the information and disclosures required in connection with the 2014 Annual Meeting of Shareholders. Copies of all these materials can be found at:

http://www.elitepharma.com/annual_meeting.asp

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ELITE PHARMACEUTICALS, INC. 165 Ludlow Avenue Northvale, New Jersey 07647 PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the

2014 Annual Meeting of Shareholders to be held on May 21, 2014:

This Proxy Statement, the proxy card, our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and our Quarterly Report on Form 10-Q for quarter ended December 31, 2013 (together, the “Proxy Materials”) are available on the internet at: http://www.elitepharma.com/annual_meeting.asp. Please note that, while our proxy materials are available at this website, no other information contained on our website is incorporated by reference in or considered to be a part of this Proxy Statement.

This Proxy Statement is being furnished to Shareholders in connection with the 2014 Annual Meeting of Shareholders of Elite to be held on May 21, 2014 at 10:00 a.m. local time, at our offices located at 165 Ludlow Avenue, Northvale New Jersey 07647, and any adjournment thereof (the “Annual Meeting”). This Proxy Materials will be mailed to Shareholders on or about April 4, 2014.

Execution and return of the enclosed proxy card is being solicited by and on behalf of the Board of Directors of the Company (the “Board of Directors”). The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by us. Proxies may be solicited, without extra compensation, by our officers and employees, both in person and by mail, telephone, facsimile and other methods of communication.

INFORMATION CONCERNING THE MEETING

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Elite for our Annual Meeting of Shareholders to be held on May 21, 2014, and any adjournments thereof. You are receiving the Proxy Materials because you own shares of Common Stock or shares of Series I Preferred Stock that entitle you to vote at the Annual Meeting. By use of the proxy, you can vote, whether or not you attend the Annual Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Company’s Board of Directors and committees, the compensation of directors and certain executive officers and other required information.

Purpose

The purpose of the Annual Meeting is:

(1)	To elect six directors (”Proposal No. 1”);

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(2)	To amend and restate our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 690,000,000 shares to 995,000,000 shares (”Proposal No. 2”);

(3)	To ratify the appointment of Demetrius Berkower LLC as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2014 (”Proposal No. 3”);

(4)	To approve, by non-binding vote, executive compensation (“Proposal No. 4”);

(5)	To recommend, by non-binding vote, the frequency of executive compensation votes (“Proposal No. 5”); and

(6)	Approve the Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan (“Proposal No. 6”).

Record Date and Voting Rights

The holders of our Common Stock and our Series I Preferred Stock as of March 28, 2014 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on the Record Date to one vote on each of the matters to be voted upon at the Annual Meeting. Each share of Series I Preferred Stock entitles the holder of record thereof to the number of votes equal to the number of shares of Common Stock into which such share of Series I Preferred Stock is convertible as of the Record Date (1,428,571.4 per whole share), on each of the matters to be voted upon at the Annual Meeting. As of the Record Date1, we had outstanding ~ shares of Common Stock (excluding 100,000 treasury shares), and 104.242 shares of Series I Preferred Stock that were convertible into 148,917,143 shares of Common Stock.

Shareholders vote at the Annual Meeting by casting ballots (in person or by proxy) which will be tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

Quorum; Abstentions; Broker Non-Votes; Vote Required

A quorum must exist for the transaction of business at the Annual Meeting (other than a motion to adjourn the Annual Meeting). The presence at the Annual Meeting, in person, by remote communication or by proxy, of the holders of a majority of the shares of capital stock of Elite issued and outstanding and entitled to vote at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Assuming that a quorum is present, the six nominees in Proposal No. 1 receiving the highest number of votes cast by the holders of capital stock represented and voting at the meeting will be elected as our Directors and constitute the entire Board of our Directors. There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

Assuming that a quorum is present, the approval of Proposal No. 2 will require the affirmative vote of the holders of a majority of the voting power of the shares of our capital stock outstanding as of the Record Date. If you abstain or do not instruct your broker how to vote with respect to these proposals, your abstention or broker non-vote will have the same effect as a vote against these proposals.

 1 All information in this Preliminary Proxy Statement stated as of the Record Date, is as of March 14, 2014, and will be updated in the Definitive Proxy Statement to March 28, 2014.

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Assuming that a quorum is present, the approval of Proposals No. 3, 4 and 6 will require the affirmative vote of a majority of the total votes cast in person or by proxy. Abstentions and broker “non-votes” with regard to any such proposal are not considered to have been voted on this proposal and therefore will not have any effect on the vote for such proposals.

The frequency of the advisory vote on executive compensation (Proposal No. 5) receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by Shareholders.

Solicitation

Solicitation of proxies may be made by our directors, officers and regular employees by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by us. Upon request, we will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. We have hired the firm of Morrow & Co. LLC to assist in the solicitation of proxies on behalf of the Board of Directors. Morrow & Co. has agreed to perform this service for a proposed fee of $7,500.00 plus reasonable out-of-pocket disbursements.

Voting of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted as specified in the proxy. If you do not specify in the proxy how your shares are to be voted, the shares will be voted as recommended by the Board of Directors: FOR all directors in Proposal No. 1 and FOR Proposals 2, 3, 4 and 6 and FOR the selection of “three years” on Proposal No. 5 recommending the frequency of advisory votes on executive compensation.

Voting of shares held in Brokerage Accounts

If you hold your shares at a brokerage firm, you should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal No. 4 is the only routine matter to be voted on by the Shareholders on this year’s ballot. The rest of the Proposals are not considered routine matters. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If you hold your common shares in your broker’s name and wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the annual meeting in order to vote in person.

Revocation

You have the right to revoke your proxy at any time before it is voted by attending the Annual Meeting and voting in person or by filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date. Shareholders entitled to vote will not have any appraisal rights in connection with any of the proposals to be voted on at the Annual Meeting.

Recommendations of the Board of Directors

This proxy solicitation is being made by the Company. The Board of Directors recommends a vote:

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•	FOR the six directors listed in the proxy to hold office until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (Proposal No. 1);

•	FOR Proposal No. 2 - the amendment and restatement of our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 690,000,000 shares to 995,000,000 shares;

•	FOR Proposal No. 3 - the ratification of the appointment of Demetrius Berkower, LLC (“Demetrius”) as our registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2014;

•	FOR Proposal No. 4 – the advisory (non-binding) vote approving executive compensation;

•	FOR the selection of “three years” on Proposal No. 5 recommending the frequency of advisory votes on executive compensation; and

•	FOR Proposal No. 6 – the approval of the Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

Should any nominee named in Proposal No. 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy will vote for such other person as the Board of Directors may recommend.

Other Business

As of the date of this Proxy Statement, we have no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, March 28, 2014 (except as otherwise indicated), regarding beneficial ownership of our Common Stock and our Series I Preferred Stock by (i) each person who is known by us to own beneficially more than 5% of each such class, (ii) each of our directors and nominees for director, (iii) each of our executive officers and (iv) all our directors and executive officers as a group. On the Record Date, we had 555,963,019 shares of Common Stock outstanding (exclusive of 100,000 treasury shares) and 104.242 shares of Series I Preferred Stock outstanding. On any matter presented to the holders of our Common Stock for their action or consideration at any meeting of our Shareholders, each share of Common Stock entitles the holder to one vote and each share of Series I Preferred Stock entitles the holder to the number of votes equal to the number of shares of Common Stock into which such share of Series I Preferred Stock is convertible (1,428,571.4 per whole share).

As used in the table below and elsewhere in this Proxy Statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following March 28, 2014. Except as otherwise indicated, the Shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

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	Amount
	and			Percent (%)
	Nature of			of Voting
Name and Address	Beneficial Ownership			Securities
Of			Series I	Beneficially
Beneficial Owner of Common Stock	Common Stock		Preferred Stock	Owned
Nasrat Hakim, President Chief Executive Officer and Director*	13,943,608	(1)	100.000	22%

Barry Dash, Director*	1,158,686	(2)	0	**

Jerry Treppel, Chairman of the Board *	3,226,227	(3)	4.242	1%

Ashok G. Nigalaye, Chief Scientific Officer and Director *	160,896,964	(4)(5)	0	12%

Jeenarine Narine, Director *	151,799,403	(4)(6)	0	10%

Jeffrey Whitnell, Director *	990,511	(7)	0	**

Carter J. Ward, Chief Financial Officer *	3,166,932	(8)	0	**

Epic Investments LLC 227-15 North Conduit Ave. Laurelton, NY 11413	140,850,897	(4)	0	10%

All Directors and Officers as a group	194,331,435	(9)	104.242	37%

* The address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647.

** Less than 1%

(1)	Includes 13,714,141 shares of Common Stock, and 229,467 shares of Common Stock accrued (but not issued) and owed to Mr. Hakim as of the Record Date, pursuant to his employment agreement with the Company.

(2)	Includes 1,013,331 shares of Common Stock, options to purchase 120,000 shares of Common Stock, warrants to purchase 12,243 shares of Common Stock and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Dr. Dash as of the Record Date.

(3)	Includes 2,831,558 shares of Common Stock, warrants to purchase up to 375,000 of Common Stock, and 19,669 shares of Common Stock for Chairman of the Board Directors fees accrued (but not issued) and owed to Mr. Treppel as of the Record Date.

(4)	Includes 67,669,232 shares of Common Stock and warrants to purchase 73,181,665 shares of Common Stock held by Epic Investments, LLC. Messrs. Nigalaye and Narine are executive officers and equity owners of Epic Pharma, LLC and Epic Investments, LLC. Epic Pharma, LLC is an equity owner of Epic Investments, LLC. Epic Pharma LLC and Messrs. Nigalaye and Narine share voting and investment control over, and are indirect beneficial owners of, the shares. The interest of Epic Pharma LLC and Messrs. Nigalaye, Narine and Potti in the shares is limited, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Epic Investments, LLC.

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(5)	Includes 14,275,289 shares of Common Stock, warrants to purchase 5,757,666 shares of Common Stock, and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Dr. Nigalaye as of the Record Date.

(6)	Includes 6,177,728 shares of Common Stock, warrants to purchase 4,757,666 shares of Common Stock, and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Mr. Narine as of the Record Date.

(7)	Includes 977,399 shares of common stock and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Mr. Whitnell as of the Record Date.

(8)	Includes 2,230,596 shares of Common Stock, options to purchase 250,000 shares of Common Stock, warrants to purchase 666,667 shares of Common Stock and 19,669 shares of Common Stock accrued (but not issued) and owed to Mr. Ward as of the Record Date pursuant to his employment agreement with the Company.

(9)	Includes 108,919,274 shares of Common Stock, warrants to purchase 84,750,908 shares of Common Stock, options to purchase 370,000 shares of Common Stock and 321,254 shares of Common Stock accrued (but not issued) and owing as of the Record Date for payment of Chairman’s Fees, Directors Fees in accordance with the Company’s policy regarding compensation of the Chairman and Director, and for payment of salaries pursuant to applicable employment agreements for the Company’s Chief Executive Officer and Chief Financial Officer.

Changes in Control

The following information is provided with respect to any arrangements known to the Company the operation of which may at a subsequent date result in a change of control of the Company. As of the Record Date, Nasrat Hakim beneficially owns approximately 22 % of our voting equity (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934). As of the Record Date, Epic Investments beneficially owns approximately 10% of our voting equity (calculated in accordance with Rule 13d-3 of the Exchange Act).

PROPOSAL NO. 1

ELECTION OF SIX DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Section 3.03 of our amended and restated bylaws our Board of Directors is now classified into three separate classes of directors, as nearly equal in number as possible, with each respective class to serve a three-year term and until their successors are duly elected and qualified (the “Board Classification”). The Annual Meeting is the first election of directors after adoption of the Board Classification, and as a result, at the Annual Meeting (A) two Class I directors will be elected to an initial one-year term expiring at the 2015 annual meeting and until their respective successors are elected and qualified, (B) two Class II directors will be elected to an initial two-year term expiring at the 2016 annual meeting and until their respective successors are elected and qualified and (C) two Class III directors will be elected to an initial three-year term expiring at the 2017 annual meeting and until their respective successors are elected and qualified. At each annual meeting commencing with the 2015 annual meeting, directors will be elected to succeed those directors whose terms then expire, with each person so elected to serve for a three-year term and until his or her respective successor is elected and qualified.

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Nominations for Director

At the Annual Meeting, six directors are to be elected.

Our Board has nominated for election the following six current members of the Board of Directors, each to serve in the respective Class indicated for a term to expire at the annual meeting to be held in the respective year indicated, and until his or her respective successor is elected and qualified:

Class I (term expiring 2015):    Barry Dash, Ph.D and Jeenarine Narine

Class II (term expiring 2016):    Jerry Treppel and Ashok Nigalaye, Ph.D.

Class III (term expiring 2017):   Nasrat Hakim and Jeffrey Whitnell

Vote Required

Directors will be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting, entitled to vote at the Annual Meeting and voting on the election of directors.

Information with Respect to Nominees. The table below sets forth the name and current age of each nominee, and the period during which he has served on our Board of Directors.

Name	Age	Director Since
Nasrat Hakim (1)	53	August 2013
Jerry Treppel (2)	59	November 2008
Barry Dash, Ph. D.	82	April 2005
Ashok G. Nigalaye, Ph.D. (3)	62	June 2009
Jeenarine Narine	63	June 2009
Jeffrey Whitnell	58	October 2009

(1)	Mr. Hakim also serves as our Chief Executive Officer and President since August 1, 2013.
(2)	Mr. Treppel has served as Chairman of the Board since November 6, 2008 and CEO from September 15, 2009 to July 31, 2013.
(3)	Dr. Nigalaye also serves as our Chief Scientific Officer since September 15, 2009.

We believe our Board Members represent a desirable diversity of background, skills, education and experiences, and they all share the personal attributes of dedication to be effective directors. In recommending Board candidates, our Nominating Committee considers a candidate's: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of our business; and (3) diversity in educational and professional background. The Nominating Committee also gives consideration to a candidate's judgment, competence, dedication and anticipated participation in Board activities along with experience, geographic location and special talents or personal attributes. The following are qualifications, experience and skills for Board members which are important to Hemispherx's business and its future:

Leadership Experience: We seek directors who have demonstrated strong leadership qualities. Such leaders bring diverse perspectives and broad business insight to our Company. The relevant leadership experience that we seek includes a past or current leadership role in a large or entrepreneurial company, a senior faculty position at a prominent educational institution or a past elected or appointed senior government position.

Industry Experience: The Committee seeks directors who have relevant industry experience, both with respect to oral controlled release products primarily in the therapeutic areas of pain management, allergy, cardiovascular and infection, as well as with the economic and competitive dynamics of pharmaceutical markets, including those in which the Company’s drugs will be prescribed.

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Scientific, Academic or Regulatory Experience: Given the highly technical and specialized nature of pharmaceuticals, we desire that certain of our directors have advanced degrees, as well as drug development experience. Since we are subject to substantial regulatory oversight by the FDA and other agencies, we also desire directors who have legal or regulatory experience.

Finance Experience: We believe that our directors should possess an understanding of finance and related reporting processes, particularly given the complex budgets and long timelines associated with drug development programs.

The principal occupations and employment of each Director nominee during the past five years and the Board’s basis for believing that each nominee is qualified is set forth below. In each instance in which dates are not provided in connection with a nominee’s business experience, such nominee has held the position indicated for at least the past five years.

Biographical Information – Director Nominees

Nasrat Hakim

Nasrat Hakim has served as a Director, President and Chief Executive officer since August 1, 2013. Mr. Hakim has more than 30 years of pharmaceutical and medical industry experience in Quality Assurance, Analytical Research and Development, Technical Services and Regulatory Compliance. He brings with him proven management experience, in-depth knowledge of manufacturing systems, development knowledge in immediate and extended release formulations and extensive regulatory experience of GMP and FDA regulations. From 2004 - 2013, Mr. Hakim was employed by Actavis, Watson and Alpharma in various senior management positions. Most recently, Mr. Hakim served as International Vice President of Quality Assurance at Actavis, overseeing 25 sites with more than 3,000 employees under his leadership. Mr. Hakim also served as Corporate Vice President of Technical Services, Quality and Regulatory Compliance for Actavis U.S., Global Vice President, Quality and Regulatory Compliance for Alpharma, as well as Executive Director of Quality Unit at TheraTech, overseeing manufacturing and research and development. In 2009, Mr. Hakim founded Mikah Pharma, LLC, a virtual, fully functional pharmaceutical company. Mr. Hakim holds a Bachelor in Chemistry/Bio-Chemistry and Masters of Science in Chemistry from California State University at Sacramento, Sacramento, CA; a Masters in Law with Graduate Certification in U.S. and International Taxation from St. Thomas University, School of Law, Miami, FL.; and a Graduate Certification in Regulatory Affairs (RAC) from California State University at San Diego, San Diego, CA.

NASRAT HAKIM - Director Qualifications:

•	Leadership Experience: Extensive experience in senior management positions, responsible for 25 global manufacturing/regulatory sites with more than 3,000 employees under his leadership.
•	Industry Experience: More than 30 years of pharmaceutical and medical industry experience served in various quality assurance, analytical research and development, technical services and regulatory compliance positions.
•	Academic Experience: Bachelors degree in Chemistry/Bio-Chemistry, Masters of Science in Chemistry, Masters in Law with Graduate Certification in U.S. and International Taxation and a Graduate Certification Regulatory Affairs.

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Jerry Treppel

Jerry Treppel has served as a Director since October 28, 2008, Chairman of the Board since November 6, 2008 and Chief Executive Officer from September 15, 2009 to July 31, 2013. Mr. Treppel is currently a Managing Director of ArcLight Advisors, an investment bank specializing in the health care sector. From October 2008 through March 2013, Mr. Treppel was Managing Director of Ledgemont Capital Group LLC, a boutique merchant bank that provided access to capital and corporate advisory services to public and private companies. Additionally, he served as the managing member of Wheaten Capital Management LLC, a capital management company focusing on investments in the health care sector from 2003 to 2008.Over the past 20 years, Mr. Treppel was an equity research analyst focusing on the specialty pharmaceuticals and generic drug sectors at several investment banking firms including Banc of America Securities, Warburg Dillon Read LLC (now UBS), and Kidder, Peabody & Co. He previously served as a healthcare services analyst at various firms, including Merrill Lynch & Co. He also held administrative positions in the healthcare services industry early in his career. From 2003 to 2009, Mr. Treppel served as a member of the board of directors of Akorn, Incorporated (NASDAQ: AKRX), a specialty pharmaceutical company engaged in the development, manufacturing and marketing of branded and multi-source pharmaceutical products and vaccines. Mr. Treppel also served as the Chair of Akorn’s Nominating and Corporate Governance Committee and as a member of its Audit Committee and Compensation Committee. Mr. Treppel holds a BA in Biology from Rutgers College in New Brunswick, N.J., an MHA in Health Administration from Washington University in St. Louis, Mo., and an MBA in Finance from New York University. Mr. Treppel has been a Chartered Financial Analyst (CFA) since 1988. Mr. Treppel’s knowledge of the pharmaceutical industry as well as his education credentials and his experience as a member of the board of directors of Akorn, Incorporated led to the conclusion that he is qualified to serve as a director.

JERRY TREPPEL – Director Qualifications

•	Leadership Experience: More than 10 years experience in Director, Managing Director and Chief Executive Officer positions, leading companies engaged in pharmaceutical research and manufacturing, as well as investment banks focusing on the healthcare sector.
•	Industry Experience: Wall Street industry veteran and established equity research analyst focusing on the specialty pharmaceuticals and generic drug sectors.

Barry Dash, Ph.D.

Dr. Barry Dash has served as a Director since April 2005, Member of the Audit Committee since April 2005, Member of the Nominating Committee since April 2005 and Member and Chairman of the Compensation Committee since June 2007. Dr. Dash has been, since 1995, President and Managing Member of Dash Associates, L.L.C., an independent consultant to the pharmaceutical and health industries. From 1983 to 1996 he was employed by Whitehall-Robins Healthcare, a division of American Home Products Corporation (now known as Wyeth), initially as Vice President of Scientific Affairs, then as Senior Vice President of Scientific Affairs and then as Senior Vice President of Advanced Technologies, during which time he personally supervised six separate departments: Medical and Clinical Affairs, Regulatory Affairs, Technical Affairs, Research and Development, Analytical R&D and Quality Management/Q.C. Dr. Dash had been employed by the Whitehall Robins Healthcare from 1960 to 1976, during which time he served as Director of Product Development Research, Assistant Vice President of Product Development and Vice President of Scientific Affairs. Dr. Dash had been employed by J.B. Williams Company (Nabisco Brands, Inc.) from 1978 to 1982. From 1976 to 1978 he was Vice President and Director of Laboratories of the Consumer Products Division of American Can Company. He currently serves on the board of directors of GeoPharma, Inc. (NASDQ: GORX). Dr. Dash holds a Ph.D. from the University of Florida and M.S. and B.S. degrees from Columbia University where he was Assistant Professor at the College of Pharmaceutical Sciences from 1956 to 1960. He is a member of the American Pharmaceutical Association, the American Association for the Advancement of Science and the Society of Cosmetic Chemist, American Association of Pharmaceutical Scientists, Drug Information Association, American Foundation for Pharmaceutical Education, and Diplomate American Board of Forensic Examiners.  He is the author of scientific publications and patents in the pharmaceutical field. Dr. Dash’s extensive education in pharmaceutical sciences and his experience in the development of scientific products, including his experience in regulatory affairs, led to the conclusion that he is qualified to serve as a director.

BARRY DASH, Ph.D. – Director Qualifications

•	Industry Experience: More than 30 years experience in Scientific, Medical and Clinical, Regulatory, Research and Development, Quality Management positions in the pharmaceutical and health industries.
•	Academic Experience: Ph.D, Masters and Bachelors degrees in Pharmacy. Author of scientific publications and patents in the pharmaceutical field.

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Ashok G. Nigalaye, Ph.D.

Dr. Ashok G. Nigalaye has served as a Director since June 24, 2009, member of the Compensation Committee since October 23, 2009 and Chief Scientific Officer since September 15, 2009. Dr. Nigalaye was elected as a member of Elite’s Board in June 2009 as one of three directors designated by Epic pursuant to the terms of the Epic Strategic Alliance Agreement. Since December 2010, Dr. Nigalaye has been the Chairman and Chief Executive Officer of Epic Pharma, LLC, a manufacturer of generic pharmaceuticals and Elite’s strategic partner pursuant to the Epic Strategic Alliance Agreement. From July 2008 to December 2010, Dr. Nigalaye served as Epic Pharma’s President and Chief Executive Officer. From August 1993 to February 2008, Dr. Nigalaye served as Vice President of Scientific Affairs and Operations of Actavis Totowa LLC, a manufacturer of generic pharmaceuticals, where he was responsible for directing and organizing company activities relating to pharmaceutical drug manufacturing, regulatory affairs and research and development. Dr. Nigalaye currently serves as a director of GTI Inc., a privately held company. Dr. Nigalaye holds a B.S. in Pharmacy from the University of Bombay, an M.S. in Industrial Pharmacy from Long Island University, and a Ph.D. in Industrial Pharmacy from St. John’s University. Dr. Nigalaye is also a licensed pharmacist in the State of New York. Dr. Nigalaye’s extensive education in pharmaceutical sciences and experience as a director and officer of pharmaceutical companies led to the conclusion that he is qualified to serve as a director.

ASHOK NIGALAYE, Ph.D. – Director Qualifications

•	Industry Experience: More than 25 years experience in Scientific and Regulatory Affairs, Pharmaceutical Research and Development, and Pharmaceutical Manufacturing Operations.
•	Scientific Experience: Extensive experience in pharmaceutical sciences, formulation development and research.
•	Academic Experience: Ph.D in Industrial Pharmacy, Masters in Industrial Pharmacy, Bachelors in Pharmacy and a licensed Pharmacist in New York State.

Jeenarine Narine

Jeenarine Narine has served as a Director since June 24, 2009 and member of the Nominating Committee since October 23, 2009. Mr. Narine was elected as a member of Elite’s Board in June 2009 as one of three directors designated by Epic pursuant to the terms of the Epic Strategic Alliance Agreement. Since December 2010, Mr. Narine has been the President and Chief Operating Officer of Epic Pharma, LLC, a manufacturer of generic pharmaceuticals and Elite’s strategic partner pursuant to the Epic Strategic Alliance Agreement, in which capacity he oversees all manufacturing operations. From July 2008 to December 2010, Mr. Narine served as Epic Pharma’s Executive Vice President of Manufacturing and Operations. Mr. Narine is also the current President of Eniran Manufacturing Inc., a contract manufacturer of dietary and nutritional supplements, and has held such office since 2000. In addition, Mr. Narine has been since 1989 the President of A&J Machine Inc., a company owned by Mr. Narine that is engaged in the sales of new and used pharmaceutical manufacturing equipment. In addition to this professional experience, Mr. Narine graduated from the Guyana Industrial Institute, where he studied Metalology and Welding. Mr. Narine’s experience as the Executive Vice President of Manufacturing and Operations of Epic Pharma LLC and his knowledge of pharmaceutical manufacturing equipment led to the conclusion that he is qualified to serve as a director.

JEENARINE NARINE – Director Qualifications

•	Industry Experience: Extensive experience overseeing large scale pharmaceutical manufacturing entities, including all aspects of operations, facility maintenance and expansion, quality systems and supply chain.

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Jeffrey Whitnell

Jeffrey Whitnell has served as a Director since October 23, 2009, Chairman of the Audit Committee since October 23, 2009, member of the Nominating Committee since October 23, 2009, member of the Compensation Committee since October 23, 2009 and designated by the Board as an “audit committee financial expert” as defined under applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 23, 2009.  Since June 2010, Mr. Whitnell has been the Chief Financial Officer for Neurowave Medical Technologies, a medical device company. From June 2009 to June 2010, Mr. Whitnell provided financial consulting services to various healthcare companies, including Neurowave Medical Technologies. From June 2004 to June 2009, Mr. Whitnell was Chief Financial Officer and Senior Vice President of Finance at Akorn, Inc.  From June 2002 to June 2004, Mr. Whitnell was Vice President of Finance and Treasurer for Ovation Pharmaceuticals.  From 1997 to 2001, Mr. Whitnell was Vice President of Finance and Treasurer for MediChem Research.  Prior to 1997, Mr. Whitnell held various finance positions at Akzo Nobel and Motorola.  Mr. Whitnell began his career as an auditor with Arthur Andersen & Co. He is a certified public accountant and holds an M.B.A. in Finance from the University of Chicago and a B.S. in Accounting from the University of Illinois.  Mr. Whitnell’s qualifications as an accounting and audit expert provide specific experience to serve as a director for the Company.

JEFFREY WHITNELL, CPA – Director Qualifications

•	Finance Experience: Extensive experience in Chief Financial Officer and senior finance positions at companies engaged in the development and manufacture of pharmaceuticals and medical devices, with initial career experience as an auditor at Arthur Andersen & Co.
•	Academic Experience: Certified Public Accountant, M.B.A. in Finance and Bachelors in Accounting

There are no family relationships between any of our directors and executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH

OF THE FOREGOING NOMINEES TO OUR BOARD OF DIRECTORS.

PROPOSAL NO. 2

approval of amendment to our Articles of Incorporation

to increase the number of shares of common stock the Company is authorized to issue from 690,000,000 shares to 995,000,000 shares

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

Our Articles of Incorporation currently authorizes us to issue up to 690,000,000 shares of Common Stock, $.001 par value, and 15,000 shares of Preferred Stock, $0.01 par value. Our Board of Directors has unanimously adopted, subject to Shareholder approval, an amendment to our Articles of Incorporation to increase the authorized number of shares of our Common Stock by 305,000,000 shares to 995,000,000 shares.  Under the amendment, Article IV, Section 4.1 of our Articles of Incorporation would read as follows:

“4.1.          Authorized Capital Stock.  The aggregate number of shares which this Corporation shall have authority to issue is Nine Hundred Ninety Five Million Fifteen Thousand (995,015,000) shares, consisting of (a) Nine Hundred Ninety Five Million, (995,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) Fifteen Thousand, (15,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:”

The complete text of the proposed Amendment to the Articles of Incorporation is attached as Appendix A to this Proxy Statement.

Background

We may issue shares of capital stock to the extent such shares have been authorized under our Articles of Incorporation.

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As of the Record Date, the total shares of Common Stock issued and outstanding and reserved for issuance upon the exercise of outstanding warrants, options, and the conversion of outstanding shares of preferred stock totaled ~ shares, including:

•	556,063,019 shares of Common Stock;
•	101,143,933 shares reserved for issuance pursuant to warrants to purchase Common Stock
•	2,075,666 shares reserved for issuance pursuant to options to purchase Common Stock;
•	148,917,143 shares reserved for issuance upon the conversion of shares of our outstanding series of preferred stock;

As of the Record Date, the number of shares of Common Stock we are required to issue under the derivative securities described above exceeds the number of shares of Common Stock available for future issuances.  In addition, we are authorized to issue 5,772,468 shares and or options to purchase a like number of shares of Common Stock pursuant to our 2009 Equity Incentive Plan and, should shareholders approve the 2014 Equity Incentive Plan (Proposal No. 8), we will need to reserve an additional 3,000,000 shares of Common Stock.

The terms of our 2009 Equity Incentive Plan, the certificates of designation for the Series I Preferred Stock, the instruments governing the rights of option and warrant holders and our Purchase Agreement with Lincoln Park Capital all provide that we will at all times reserve and keep available out of our authorized and unissued shares of Common Stock for the sole purpose of issuance upon the conversion or exercise of such securities not less than the aggregate number of shares of the Common Stock as shall from time to time be sufficient to effect the conversion or exercise of all such outstanding securities. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion or exercise of such securities, we are required to take such corporate action as may be necessary to increase our authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using our best efforts to obtain the requisite shareholder approval of an amendment to our Articles of Incorporation. The proposal to increase the number of shares of Common Stock we are authorized to issue is intended to satisfy our obligations under these securities. In addition, our employment agreements with Nasrat Hakim, Carter J Ward and other employees provide that we make certain payments to them in Common Stock as part of their compensation.

No Other Current Plans for Issuance of Newly Authorized Shares

Except, as described above, for the reservation of shares of Common Stock for issuance under outstanding securities convertible into or exercisable for shares of Common Stock and existing agreements that provide for payment in shares of Common Stock, we have no current plans to issue any of the shares that would be authorized should this Proposal No. 3 be approved by our Shareholders for the potential purposes discussed below.

In addition to the uses described above, our Board of Directors believes that the lack of additional authorized shares of Common Stock available for issuance will restrict our flexibility to act in a timely manner in meeting future capital needs.  We anticipate that we may in the future need to issue additional shares in connection with one or more of the following:

•	strategic investments;
•	corporate transactions, such as stock splits or stock dividends;
•	financing transactions, such as private and/or public offerings of Common Stock or convertible securities;
•	Incentive and employee benefit plans; and
•	otherwise for corporate purposes that have not yet been identified.

In order to provide our Board of Directors with certainty and flexibility to meet such needs, the Board of Directors believes it is in the best interests of our Company at this time to increase the number of authorized shares of our Common Stock beyond that required to permit the conversion or exercise of derivative securities.

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If this proposal is not adopted, management believes we will be severely limited in our ability to raise capital, enter transactions that could be advantageous to the Company or issue stock as required under outstanding derivative securities.  Further, if we are unsuccessful in gaining approval for this increase in our authorized shares, and other funding sources are not available to us, our ability to pursue development and commercialization activities may be limited or delayed.

If our Shareholders approve the amendment to our Articles of Incorporation to increase our authorized shares, we will have 176,027,771 shares of Common Stock not reserved for any specific use and available for future issuances.

If this proposal is adopted, the additional authorized shares of Common Stock may be issued upon the approval of our Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the Shareholders, unless such approval is expressly required by applicable law, regulatory agencies, or any exchange or quotation service on which our Common Stock may then be listed. The ability of our Board of Directors to issue shares from the additional authorized shares will allow the Board, except under limited circumstances, to perform the functions for which they are currently empowered under our Articles of Incorporation and By-Laws in executing certain transactions, such as acquisitions, investments, or other transactions, pursuant to which such additional authorized shares could be issued without further Shareholder approval of the specific transaction.

Our Shareholders do not have preemptive rights with respect to future issuances of additional shares of Common Stock, which means that current Shareholders do not have a prior right to purchase any new issue of Common Stock of our Company in order to maintain their proportionate ownership interest.  As a result, the issuance of a significant amount of additional authorized Common Stock (other than as the result of a stock split or other pro rata distribution to Shareholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each company Shareholder who does not purchase additional shares to maintain his or her pro rata interest.  As additional shares are issued, the shares owned by our existing Shareholders will represent a smaller percentage ownership interest in our Company.  In addition, the issuance of additional shares of our Common Stock could result in a decrease in the trading price of our Common Stock, depending on the price at which such shares are issued.

Possible Anti-Takeover Effects of the Proposal

Our Board of Directors does not intend or view the proposed increase in the number of authorized shares of our Common Stock as an anti-takeover measure, but rather, as a means of providing greater flexibility to the Board of Directors as indicated above.  Nevertheless, the proposed increase in our authorized shares could enable the Board of Directors to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of our Company, even if the holders of our Common Stock deem such acquisition of control of our Company to be in their best interests.  The issuance of additional shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of our Company.  As of the date of this Proxy Statement, except as disclosed in the section titled “Changes in Control” of this proxy statement, our Board of Directors and our management are not aware of any attempt or plan to takeover or acquire our Company or our Common Stock, and the proposal to increase the authorized shares of our Common Stock was not prompted by any takeover or acquisition effort or threat. Other than the amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock, our Board of Directors does not currently contemplate recommending the adoption of any other proposals or amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our Company.

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Required Vote

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of Elite as of the Record Date is required to approve this Proposal No. 3. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal. It will become effective upon the filing of an Amended Articles of Incorporation with the Secretary of State of Nevada, which we intend to make promptly after the completion of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 690,000,000 SHARES TO 995,000,000 SHARES

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

The Board of Directors has appointed Demetrius Berkower, LLC, LLC (“Demetrius”) as independent registered public accountants of Elite for the fiscal year ending March 31, 2014, subject to ratification by the Shareholders. Demetrius has served as our independent registered public accountant since 2010.

Shareholder ratification of the appointment is not required by our Articles of Incorporation or By-Laws or otherwise. If our Shareholders fail to ratify the appointment, the Board of Directors will reconsider whether to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm if the Board of Directors determines that such a change would be in our best interests and the best interests of our Shareholders.

PRINCIPAL ACCOUNTING FEES AND SERVICES.

The following table presents fees, including reimbursements for expenses, for professional audit services rendered by Demetrius for the audits of our financial statements and interim reviews of our quarterly financial statements for Fiscal 2013 and Fiscal 2012.

	Fiscal 2013	Fiscal 2012
Audit Fees	76,000	76,250
Audit-Related Fees	—	3,000
Tax Fees	—	—
All Other Fees	1,150	475

Audit Fees

Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

The Audit Committee has determined that Demetrius' rendering of these audit-related services was compatible with maintaining auditor's independence. The Board of Directors considered Demetrius to be well qualified to serve as our independent public accountants. The Committee also pre-approved the charges for services performed in 2013 and 2012.

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The Audit Committee pre-approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

A representative of that firm is expected to be present at the Annual Meeting, and will have an opportunity to make a statement to the Shareholders and will be available to respond to appropriate questions.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the total votes cast at the Annual Meeting, in person or by proxy, is required to adopt this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF

THE APPOINTMENT OF DEMETRIUS & COMPANY, LLC AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2014

PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4

We are asking our Shareholders to provide advisory approval of the compensation of our Named Executive Officers, as we have described at length in the “Executive Compensation” section and in the “Board and Committee Matters and Corporate Governance Matters-Committees of the Board- Compensation Committee” section of this proxy statement. While this vote is advisory and not binding on our Company relating to the compensation of our Named Executive Officers that almost entirely are contractually committed with generally no opportunity to revisit these prior decisions, your vote will provide investor sentiment to our Compensation Committee regarding our executive compensation philosophy, policies and practices. As a result of the vote, the Committee will be able to consider this sentiment when determining future executive compensation. For information on our 2013 executive compensation program, please see the “EXECUTIVE COMPENSATION”.

Objectives and Philosophy of Executive Compensation

Our approach to executive compensation, one of the most important and complex aspects of corporate governance, is influenced by our belief in rewarding people for consistently strong execution and performance. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long-term success.

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Compensation Linked to Attainment of Performance Goals

Our plan to obtain and retain highly skilled employees is to provide significant incentive compensation opportunities and market competitive salaries. The plan was intended to link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results. Furthermore, we believe that equity awards serve to align the interests of our executives with those of our Shareholders. As such, equity is a key component of our compensation program.

The primary elements of our executive compensation program are base salary, incentive cash and stock bonus opportunities and equity incentives typically in the form of stock option grants or payment of a portion of annual salary as stock. Although we provide other types of compensation, these three elements are the principal means by which we provide the Named Executive Officers with compensation opportunities.

The annual bonus opportunity and equity compensation components of the executive compensation program reflect our belief that a portion of an executive’s compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of corporate performance goals. To the extent that performance goals are not achieved, executives will receive a lesser amount of total compensation.

Your vote is requested. We believe that the information we've provided within the “Compensation Discussion and Analysis Summary” and “Our Executive Compensation Program” subsections of “EXECUTIVE COMPENSATION” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure Management's interests are aligned with our Shareholders' interests to support long-term value creation. Accordingly, the Board of Directors recommends that Shareholders approve the program by approving the following advisory resolution:

“RESOLVED, that the Shareholders of Elite Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Elite Pharmaceuticals, Inc. Proxy Statement pursuant to the compensation disclosure rules of the SEC, including Item 402 of Regulation S-K.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"

APPROVAL, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION

PROPOSAL NO. 5

ADVISORY (NON-BINDING) VOTE DETERMINING THE FREQUENCY OF

ADVISORY VOTES ON EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE SELECTION OF “THREE YEARS” ON PROPOSAL NO. 5

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our Shareholders as to the frequency with which Shareholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing Shareholders the option of selecting a frequency of three, two or one years, or abstaining.

For the reasons described below, we recommend that our Shareholders select a frequency of three years, or a triennial vote.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow Shareholders to better judge our executive compensation program in relation to our long-term performance.

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A triennial vote will provide us with the time to thoughtfully consider Shareholders’ sentiments and implement viable changes. We will continue to carefully review executive compensation to maintain the consistency and credibility of the program which is important in motivating and retaining our key employees. We therefore believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to thoughtfully consider Shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement such changes.

Your vote is requested. We therefore request that our Shareholders select “Three Years” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Compensation Committee will consider the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS SELECT “THREE YEARS” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 6

APPROVAL OF ELITE PHARMACEUTICALS, INC.

2014 EQUITY INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6

Background and Effective Date

The board of directors believes that it is in the best interest of the Company and the shareholders to approve the Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). The board of directors approved the 2014 Plan on March 17, 2014 at which point it became effective. In order for us to issue qualified stock options under the 2014 Plan, we require the approval of our shareholders at the Meeting. If the Company does not obtain shareholder approval of the 2014 Plan at the Annual Meeting or within twelve (12) months after its effective date, any Option granted at any time under the 2014 Plan as an incentive stock option (“ISO”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) will not be an ISO and will be deemed to be a non-qualified stock options.

Summary Description of the 2014 Plan

The material provision of the 2014 Plan are summarized below: The following description of the 2014 Plan is a summary and is qualified in its entirety by reference to the 2014 Plan, a copy of which is attached as Appendix B to this Proxy Statement. Shareholders are urged to review the 2014 Plan before determining how to vote on this proposal.

Purpose - The purpose of the 2014 Plan is to attract, motivate and retain officers, employees, consultants, and directors by issuing common stock based incentives to directors, officers, employees and consultants who are selected for participation. By relating incentive compensation to increases in shareholder value, it is hoped that these individuals will both continue in the long-term service of the Company and be motivated to experience a heightened interest and participate in the future success of Company operations. The 2014 Plan is designed so that the interests of individuals selected to receive the award will be more closely aligned with that of the Company’s shareholders.

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Participation - Participants in the 2014 Plan shall be those officers, full and part-time employees, consultants and non-employee directors who, in the judgment of the Committee are performing, or during the term of their incentive arrangement, will perform important services in the management, operation and development of the Company, and are expected to significantly contribute to long term corporate economic objectives. The 2014 Plan is administered by the board of directors or the Compensation Committee of the board of directors (the “Administrator”). Subject to the terms of the 2014 Plan, the Administrator determines the persons to whom awards are granted, the types of awards granted, the number of shares subject to the awards, the vesting schedules, the type of consideration to be paid to the Company upon exercise of awards and the term of any award (which cannot exceed ten years). No single participant may be granted an award in excess of 1,000,000 shares in a twelve-month period. The Administrator may delegate to officers the power to make these determinations, except with respect to grants to executive officers and directors. There are currently one officer, four employees, six non-employee directors and no consultants eligible to participate in the 2014 Plan.

Form of Awards - Awards under the 2014 Plan may be granted in any one or all of the following forms: (i) incentive stock options (“ISOs”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) non-qualified stock options (“NSOs”); (iii) stock appreciation rights, which may be granted in tandem with options or on a stand-alone basis; (iv) shares of restricted stock; (v) shares of unrestricted stock; (vi) performance shares, and (vii) performance units.

Maximum Shares Available - The maximum aggregate number of shares of common stock available for award under the 2014 Plan is 3,000,000, subject to adjustment as provided in the 2014 Plan. Shares that are subject to an award which are not used because the terms of the award are not met, including shares which expire, terminate or are forfeited, shares used for full or partial payment of the purchase price of an award, and shares retained by the Company for withholding tax purposes will be available for subsequent awards under the 2014 Plan.

Options - Under the 2014 Plan, the Administrator may grant both ISOs and NSOs. Options may not be granted under the 2014 Plan at an exercise price of less than the fair market value of the common stock on the date of grant and the term of options cannot exceed ten years. ISOs may only be granted to persons who are employees of the Company. The exercise price of an ISO granted to a holder of more than 10% of the common stock must be at least 110% of the fair market value of the common stock on the date of grant, and the term of these options cannot exceed five years. No more than 3,000,000 shares are available for grant as ISOs. The aggregate market price (determined at the date of grant) of common stock with respect to which ISO’s are exercisable for the first time by any option holder during any year under all Company plans may not exceed $100,000. ISOs granted pursuant to the 2014 Plan may not be exercised more than three months after the option holder ceases to be an employee of the Company, except that in the event of the death, disability, or retirement of the option holder, the option may be exercised by the holder (or such holder’s estate, as the case may be), for a period of up to one year after the date of death, disability or retirement.

Stock Appreciation Rights - The Administrator may grant free standing stock appreciation rights or stock appreciation rights in tandem with option awards. Stock appreciation rights represent the right to receive upon exercise an amount payable in cash or common stock equal to (A) the number of shares with respect to which the stock appreciation right is being exercised multiplied by (B) the excess of (i) the fair market value of a share of common stock on the date the award is exercised over (ii) the exercise price specified in the award agreement.

Tandem stock appreciation rights may be exercisable only to the extent that the related option is exercisable and will be exercisable only for such period as the Administrator determines, which may expire prior to the expiration of the related option. If a stock appreciation right is issued in tandem with an option, the exercise of the stock appreciation right or the related option will result in an equal reduction in the number of corresponding shares subject to the option or stock appreciation right, as applicable, that were granted in tandem with such stock appreciation right or option. Nontandem stock appreciation rights will be exercisable during such period as the Administrator determines.

At the discretion of the Administrator, payment upon exercise may be in cash, shares of common stock (with or without restrictions), or any combination thereof, as determined by the Administrator in its sole discretion.

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Performance Awards - Under the performance award component of the 2014 Plan, participants may be granted an award denominated in shares of common stock (“performance shares”) or in dollars (“performance units”). Achievement of the performance targets, or multiple performance targets established by the Administrator relating to corporate, group, unit or individual performance based upon standards set by the Administrator shall entitle the participant to payment at the full amount or a portion of the amount specified with respect to the award, at the discretion of the Administrator based on its evaluation of the performance of the target goals applicable to such award. Payment may be made in cash, common stock or any combination thereof, as determined by the Administrator, and shall be adjusted in the event the participant ceases to be an employee of the Company before the end of a performance cycle by reason of death, disability or retirement.

Stock Awards - Under the stock component of the 2014 Plan, the Administrator may, in selected cases, grant to a plan participant a given number of shares of restricted stock or unrestricted stock. Restricted stock under the 2014 Plan is common stock restricted as to sale pending fulfillment of such vesting schedule and employment requirements as the Administrator shall determine. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive distributions in liquidation and dividends on, and to vote the shares of, the restricted stock. The 2014 Plan provides for forfeiture of restricted stock for breach of conditions of grant.

Non-Employee Director Awards - The 2014 Plan also permits the board of directors (and not the Compensation Committee) to grant awards of NSOs, restricted stock or unrestricted stock to non-employee directors. The board may authorize individual grants or adopt one or more formulas for grants of awards to the non-employee directors. All options granted to non-employee directors must have an exercise price equal to the fair market value at the date of grant.

Exercise Price - The exercise price of awards may be paid in cash, in shares of common stock (valued at fair market value at the date of exercise), by delivery of a notice of exercise together with irrevocable instructions to a broker to deliver to the Company the proceeds of the sale of common stock or of a loan from the broker sufficient to pay the exercise price, by having the Company withhold from shares being exercised the number of shares having a fair market value equal to the exercise price for all shares being exercised, or by a combination of the foregoing means of payment, as may be determined by the Administrator. The Company may guarantee a third-party loan or make a loan to a participant that is not an officer or director if all or part of the exercise price of such loan is secured by the stock underlying the award and the loan bears a market interest rate.

162(m) Awards - Generally the Company cannot deduct compensation paid to the named executive officers in excess of $1,000,000. An exemption is available for “qualified performance based” compensation that satisfies the requirements of Section 162(m) of the Code. The 2014 Plan permits the Administrator to establish awards which qualify for the exemption. In order to qualify, an award must be based on the achievement of one or more objective performance goals selected by the Administrator which shall be based on one or any combination of the following: specified levels of earnings per share, operating income (before or after taxes), production or production growth, resource replacement or resource growth, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), successful completion of financing, cash flows, or cost control, of the Company, an affiliate, or a division for or within which the participant is primarily employed. Such performance goals may also be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other companies. The Administrator may not adjust such an award upwards, nor may it waive the achievement of goals except in the case of death or disability of the participant.

Adjustments - The 2014 Plan provides that the total number of shares covered by such 2014 Plan, the number of shares covered by each award and the exercise price per share may be proportionately adjusted by the Administrator in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without receipt of consideration by the Company. Upon a merger or sale of substantially all assets of the Company, the Administrator will have the power and discretion to prescribe the terms for exercise or modification of outstanding awards under the 2014 Plan. In addition, upon a change of control, the Administrator is authorized to make adjustments in outstanding awards, including acceleration of exercise dates and vesting schedules, granting cash bonuses to award holders equal to the exercise price, making cash payments to holders equal to the difference between the fair market value and the exercise price of awards in exchange for cancellation of the awards, and elimination of restrictions on vesting of restricted stock or performance shares.

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Amendments - The board of directors may amend or discontinue the 2014 Plan at any time, provided that no such amendment may become effective without approval of the shareholders if shareholder approval is necessary to satisfy statutory or regulatory requirements or if the board of directors, on advice of counsel, determines that shareholder approval is otherwise necessary or desirable. No amendment or discontinuance shall adversely affect the rights and obligations with respect to outstanding awards under the 2014 Plan without the consent of award holders.

Registration of Underlying Common Stock - If the 2014 Plan is approved by the shareholders, the Company expects to file a registration statement on Form S-8 to register up to the 3,000,000 shares of common stock that will be reserved for issuance under the 2014 Plan.

New Plan Benefits

No awards have been proposed or are determinable at this time for the 2014 Plan. However, if the 2014 Plan had been in effect during the last fiscal year, the following table shows what would have been issued.

2014 Equity Incentive Plan
Position	Dollar Value ($)		Number of Shares (1)
Executive Group (2 persons)	—	(2)	—	(2)
Non-Executive Director Group (5 persons)	—	(2)	—	(2)
Non-Executive Officers (zero persons)	—	(2)	—	(2)
Employee Group (5 persons)	46,726	(2)	492,728	(2)

(1)	Number of shares determined by the average of the daily closing prices for the Common Stock over the prior calendar year

(2)	If the proposed 2014 Plan is approved, the shares authorized for the 2014 Plan will be used only for future grants. No awards have been proposed or are determinable at this time for these groups.

Federal Income Tax Consequences of the Equity Incentive Plan

The following is a general summary of the federal income tax consequences that may apply to recipients of options, stock appreciation rights, stock, performance shares and performance units under the 2014 Plan. Because the application of the tax laws may vary according to individual circumstances, each participant is urged to seek professional tax advice concerning the tax consequences to him or her of participation in the 2014 Plan including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

Incentive Stock Options - A participant who is granted an ISO recognizes no taxable income when the ISO is granted and generally recognizes no taxable income upon exercise of the ISO unless the alternative minimum tax applies (see below). A participant who exercises an ISO recognizes taxable gain or loss when the participant sells the shares purchased pursuant to the ISO. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year from the date the option was exercised and for more than two years after the option was granted. In this event, the Company receives no deduction with respect to the ISO shares. If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant recognizes ordinary income on disposition of the shares, to the extent of the difference between the fair market value on the date of exercise (or potentially up to six months thereafter if the option holder is subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Act”) as a director, officer or greater than 10% shareholder) and the exercise price, but, in the case of a disposition in which a loss (if sustained) would be recognized, not exceeding the net gain upon such disposition. The Company generally receives a corresponding deduction in the year of the disqualifying disposition equal to the amount of ordinary income recognized by the option holder. Long-term capital gain is currently taxed at a more favorable rate than ordinary income, but the deduction of capital losses is subject to limitation.

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Certain taxpayers who have significant tax preferences (and other items allowed favorable treatment for regular tax purposes) may be subject to the alternative minimum tax (“AMT”). The AMT is payable only if and to the extent that it exceeds the taxpayer’s regular tax liability, and AMT paid generally may be credited against subsequent regular tax liability. For purposes of the AMT, an incentive stock option is treated as if it were a non-statutory option (see below). Thus, the difference between fair market value on the date of exercise (or potentially up to six months thereafter if the option holder is subject to Section 16(b) of the Act) and the option price is included in income for AMT purposes, and the taxpayer receives a basis equal to such fair market value for subsequent AMT purposes. However, regular tax treatment (see above) will apply for AMT purposes if a disqualifying disposition occurs in the same taxable year as the options are exercised.

Non-Statutory Stock Options - The tax treatment of NSOs differs significantly from the tax treatment of ISOs. Similar to an ISO, no taxable income is recognized when an NSO is granted. However, upon the exercise of an NSO, the difference between the fair market value of the shares on the date of exercise and the exercise price of the option is taxable as ordinary compensation income to the recipient. In addition, the Company is entitled to a compensation deduction for the amount of ordinary income recognized by the option holder. If the option holder is subject to Section 16(b) of the Act, the date for measuring taxable income potentially may be deferred for up to six months (unless the employee makes an election under Section 83(b) of the Code within 30 days after the exercise date).

Stock Appreciation Rights - No income will be recognized by a participant in connection with the grant of a tandem stock appreciation right or a nontandem stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise of the stock appreciation right. The Company is entitled to a compensation deduction for the amount of ordinary income recognized by the participant.

Unrestricted Stock - Grantees of unrestricted stock awards generally will recognize taxable income in an amount equal to the fair market value of the stock at the time of the grant (or potentially up to six months thereafter if the grantee is subject to Section 16(b) of the Act) less the amount, if any, paid for the stock.

Restricted Stock - Grantees of restricted stock awards generally do not recognize income at the time of the grant of such awards. However, when shares of restricted stock are no longer subject to a substantial risk of forfeiture (or potentially up to six months thereafter if the grantee is subject to Section 16(b) of the Act), grantees recognize ordinary income in an amount equal to the fair market value of the stock less the amount, if any, paid for the stock. Alternatively, the grantee of restricted stock may elect, under Section 83(b) of the Code to recognize income upon the grant of the stock and not at the time the restriction lapses, provided this election is properly made within 30 days after the grant. The Company is entitled to deduct an amount equal to the fair market value of the stock at the time the grantee recognizes income related to the grant.

Performance Awards - Generally no income will be recognized by a participant upon the grant of a performance award. When payment is made with respect of the earn-out of a performance award (or, with respect to performance shares, potentially up to six months thereafter if the grantee is subject to section 16(b) of the Act), the recipient generally will be required to recognize ordinary income in an amount equal to the cash received and the fair market value of any unrestricted shares of common stock received. The Company is entitled to a compensation deduction for the amount of ordinary income recognized by the participant.

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Withholding - The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with any award under the 2014 Plan, including, but not limited to withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses the Company for such amount.

Compliance with Section 409A of the Code - To the extent applicable, it is intended that the 2014 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2014 Plan and any grants made under the 2014 Plan will be administered in a manner consistent with this intent.

Limitations on the Company’s compensation deduction - The Company’s ability to take a compensation deduction based on the amount of ordinary income recognized by a participant is subject to certain limitations attributable to payments of excess compensation such as Sections 162(m) and 280G of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE

ELITE PHARMACEUTICALS, INC. 2014 EQUITY INCENTIVE PLAN

AUDIT COMMITTEE REPORT

The Audit Committee’s primary responsibilities are to monitor the integrity of our financial statements and reporting process and systems of internal controls regarding finance and accounting and to monitor our compliance with legal and regulatory requirements, including disclosures and procedures. The committee also has the responsibility to evaluate our independent auditor’s qualifications, independence and performance as well as to evaluate the performance of the internal audit function.

Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the audited financial statements with management and our independent auditors.

We have discussed with the independent auditors those matters required to be communicated to us by auditing standard AU380, Communication with Audit Committees, issued by the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and have discussed with the auditors the auditor’s independence.

Based upon the review and discussions described in this report, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 that has been filed with the Securities and Exchange Commission.

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AUDIT COMMITTEE

Barry Dash
Jeffrey Whitnell, Chairman

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

* * * * * *

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This allows our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time. In August 2013, Mr. Hakim became our Chief Executive Officer. Mr. Treppel, the prior Chief Executive Officer resigned from that position but remains our Chairman of the Board. The Board of Directors believes that, having separate Chief Executive Officer and Chairman positions is the appropriate leadership structure for the Company.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Board Independence

Our Common Stock is quoted on the OTC Bulletin Board which does not require that a majority of the Company’s directors be independent. Our Board of Directors has two members who are “independent” as defined in Section 803(2) of the NYSE MKT LLC Company Guide. The Board of Directors considers all relevant facts and circumstances in making its determination as to the independence of each member of the Board of Directors (including any relationships set forth in this Proxy Statement under the heading “Certain Related Person Transactions”). Our Board of Directors has affirmatively determined that none of the following Directors has a material relationship with us that would interfere with the exercise of his independent judgment (either directly or as a partner, Shareholder or officer of an organization that has a relationship with us): Dr. Barry Dash and Jeffrey Whitnell are therefore deemed independent.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may contact the Board of Directors or the non-management directors as a group at the following address:

Board of Directors or Outside Directors
Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647

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All communications received at the above address will be relayed to the Board of Directors or the non-management directors, respectively. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Audit Committee using the above address.

Conduct Of The Meeting

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the annual meeting of Shareholders in an orderly manner. This authority includes establishing rules of conduct for Shareholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all Shareholders, the Chairman (or such person designated by our Board) also may exercise broad discretion in recognizing Shareholders who wish to speak, in determining the extent of discussion on each item of business and in managing disruptions or disorderly conduct.

Board Meetings

During the fiscal year ended March 31, 2013, our Board of Directors held 9 meetings and acted by written consent on two occasions. No incumbent director attended fewer than 75% of the meetings of the Board of Directors, or committees on which these directors served, during that year.

Director Attendance at Annual Meeting of Shareholders

We do not have any policy requiring directors to be present at our Annual Meeting of Shareholders, however historically more than a majority of the incumbent directors have attended the annual meeting of Shareholders, and we anticipate a majority of our directors will be present at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Officers, Directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the Securities and Exchange Commission (the “SEC”) reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Based solely on a review of the copies of such Forms received by us, we found that, during the fiscal year ended March 31, 2013, three of our Officers and Directors and two entities that had beneficial ownership of more than ten percent of a registered class of equity securities had not complied with all applicable Section 16(a) filing requirements on a timely basis with regard to transactions occurring in Fiscal 2013. Specifically, as follows:

Name	Late Filings	No. of Transactions
Ashok Nigalaye	3	4
Jeenarine Narine	3	4
Epic Investments LLC	3	4
Epic Pharma LLC	3	4

Committees of the Board

The Board of Directors has an Audit Committee, Nominating Committee and a Compensation Committee.

Audit Committee. The current members of the Audit Committee are Jeffrey Whitnell (Chairman of the Audit Committee) and Barry Dash. The Audit Committee held four meetings during the fiscal year ended March 31, 2013. Our Audit Committee operates under a written charter, a current copy of which is posted on our website at http://www.elitepharma.com/CorporateGovernance.asp.

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The Audit Committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, the other matters set forth in its charter, as adopted by the Board of Directors, and such other matters as the Audit Committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. We deem the members of our Audit Committee are “independent,” as defined in Section 803(2) of the NYSE: MKT Company Guide and Rule 10A-3 under the Exchange Act, and Mr. Whitnell to be qualified as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

During Fiscal 2013, the members of the Audit Committee were Jeffrey Whitnell (Chairman of the Audit Committee), Ram Potti and Dr. Barry Dash. We deem Messrs. Whitnell and Dash to be independent and Mr. Whitnell to be qualified as an audit committee financial expert. The Board of Directors has determined that Messrs. Whitnell and Dash are independent directors as (i) defined in Rule 10A-3(b)(1)(ii) under the Exchange Act and (ii) under Sections 803A(2) and 803B(2)(a) of the NYSE MKT LLC Company Guide (although our securities are not listed on the NYSE MKT LLCE or any other national exchange). Mr. Potti resigned as a Director and member of Audit Committee in December 2012. His seat on the Audit Committee has not been replaced. As of the Record Date, the Audit Committee accordingly consists of Mr. Whitnell and Dr. Dash.

Nominating Committee. The current members of the Nominating Committee are Jeenarine Narine and Barry Dash. The Nominating Committee held no meetings during the fiscal year ended March 31, 2013. This committee does not have a charter. The Nominating Committee assists the Board of Directors in identifying and recommending qualified Board candidates. The Nominating Committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and our Shareholders. The Nominating Committee seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. The Nominating Committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board of Directors, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The Nominating Committee makes recommendations to the Board of Directors with respect to Director nominees, and the full Board of Directors determines the slate of nominees for each annual meeting.

During the fiscal year ended March 31, 2013, the members of the Nominating Committee were Ram Potti, Dr. Barry Dash and Jeenarine Narine. There were no material changes to the procedures by which security holders may recommend nominees to our Board of Directors since the filing of our last Annual Report on Form 10-K. Mr. Potti resigned as a Director and member of Nominating Committee in December 2012. His seat on the Nominating Committee has not been replaced. As of the Record Date, the Nominating Committee consists of Mr. Narine and Dr. Dash.

Shareholders may suggest qualified candidates for directors. To do this, they should write to the attention of the Corporate Secretary, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, stating in detail the qualifications of such persons for consideration by the Committee.

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Compensation Committee. The current members of the Compensation Committee are Barry Dash (Chairman of the Compensation Committee), Ashok Nigalaye and Jeffrey Whitnell. The Compensation Committee held one meeting during the fiscal year ended March 31, 2013. Our Compensation Committee operates under a written charter, a current copy of which is posted on our website at http://www.elitepharma.com/CorporateGovernance.asp. The Compensation Committee reviews our compensation practices and policies, reviews and approves corporate goals and objectives relevant to the chief executive officer and other executive officer compensation, evaluates chief executive officer and executive officer performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determines and approves chief executive officer and executive officer compensation based on this evaluation, reviews and approves the terms of the offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between the Company and its Chief Executive Officer and executive officers, annually reviews and approves perquisites for the chief executive officer and executive officers, considers and approves the report of the Compensation Committee for inclusion in the Company’s proxy statement, makes recommendations to the Board of Directors with respect to the Company’s employee benefit plans, administers incentive, deferred compensation and equity based plans, and has the other responsibilities as set forth in its charter, as adopted by the Board of Directors, and such other matters as the Compensation Committee deems appropriate. For more information on the compensation of directors and officers of the Company, see the “Compensation Discussion and Analysis” and “Compensation” sections below.

During the fiscal year ended March 31, 2013, the members of the Compensation Committee were Barry Dash (Chairman of the Compensation Committee), Dr. Ashok Nigalaye and Jeffrey Whitnell.

Compensation Committee Interlocks and Insider Participation

Two of the three members of the Compensation Committee were not officers or employees of the Company or any of its subsidiaries during the year ended March 31, 2013, nor did they have any relationship otherwise requiring disclosure.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, including our Principal Executive Officer and our Principal Financial and Accounting Officer. A copy of the Code is available on the Investor Relations portion of our website at www.elitepharma.com. Any waivers of the Code for directors or executive officers must be approved by the Board Our Board of Directors and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

DIRECTOR COMPENSATION

The following table sets forth information concerning director compensation for the year ended March 31, 2013:

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation ($)	All Other Compen- sation ($)		Total ($)
Jerry Treppel(6)	—	25,000	(3)(4)	—	—	—	5,000	(3)(5)	30,000

Barry Dash	—	15,000	(1)	—	—	—	5,000	(2)	20,000

Ashok Nigalaye	—	15,000	(1)	—	—	—	5,000	(2)	20,000

Jeenarine Narine	—	15,000	(1)	—	—	—	5,000	(2)	20,000

Jeffrey Whitnell	—	15,000	(1)	—	—	—	5,000	(2)	20,000

Ram Potti *	—	15,000	(1)						15,000

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(1)	Represents directors fees earned during the quarters ended June 30, 2012, September 30, 2012 and December 31, 2012. Each Director received 135,332 shares of Common Stock in payment of these director fees, pursuant to the Company’s policy regarding payment of Directors’ fees.

(2)	Represents director fees earned during the quarter ended March 31, 2013, for which 60,133 shares of Common Stock was due and owing to each Director as of March 31, 2013, with such shares being issued in March of 2014.

(3)	Represents compensation due to Mr. Treppel for his service as the Chairman of the Board of Directors. During the fiscal year ended March 31, 2013, Mr. Treppel also served as the Company’s Chief Executive Officer, for which Mr. Treppel received no salary or additional compensation.

(4)	Represents Chairman’s fees earned during the quarters ended June 30, 2012, September 30, 2012 and December 31, 2012. Mr. Treppel received 202,998 shares of Common Stock in payment of these director fees, pursuant to the Company’s policy regarding payment of Directors’ fees.

(5)	Represents Chairman’s fees earned during the quarter ended March 31, 2013, for which 90,200 shares of Common Stock was due and owing to Mr. Treppel as of March 31, 2013 with such shares being issued in March of 2014.

(6)	During the year ended March 31, 2013, Mr. Treppel served as both Chairman of the Board and Chief Executive Officer. In August of 2013, Mr. Treppel stepped down from his position as Chief Executive Officer and remained as Chairman of the Board of Directors.

*	Mr. Potti resigned as director in December 2012.

Fee Compensation

Director Fee Compensation

The Company’s policy regarding director fees is as follows: ((i) Directors who are employees or consultants of the Company (and/or any of its subsidiaries), receive no additional remuneration for serving as directors or members of committees of the Board; (ii) all Directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at the Board or committee meetings; (iii) Directors who are not employees or consultants of the Company (and/or any of its subsidiaries) receive $20,000 annual retainer fee, payable on a quarterly basis, in arrears, for their service on the Board and all committees; (iv) The Chairman of the Board receives a $30,000 annual retainer fee, payable on a quarterly basis, in arrears; (v) Directors and the Chairman do not receive any additional compensation for attendance at or chairing of any meetings. (vi) Mr. Jerry Treppel receives no additional compensation, above the annual retainer fee due to the Chairman of the Board, for his services as Chief Executive Officer (vii) Dr. Ashok Nigalaye receives no additional compensation, above the annual retainer fee due to Directors, for his services as Chief Scientific Officer. (viii) All Director and Chairman fees are paid via the issuance of Common Stock of the Company, in lieu of cash, as described below.

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Director Equity Compensation

Members of the Board of Directors and the Chairman are paid their annual retainer fees via the issuance of restricted shares of Common Stock of the Company, in lieu of cash. The number of shares to be issued to each Director and the Chairman is equal to the quotient of the quarterly amount due to each Director and the Chairman, respectively, divided by the average daily closing price of the Company’s stock for the quarter just ended.

Members of the Board of Directors during the fiscal years ended March 31, 2013 and March 31, 2012 did not receive any options or equity compensation for serving as directors other than shares of Common Stock earned in lieu of cash in relation to Director and Chairman fees due.

Other

The Company’s Articles of Incorporation provide for the indemnification of each of the Company’s directors to the fullest extent permitted under Nevada General Corporation Law.

EXECUTIVE OFFICERS

Set forth below are the names and certain information about our current executive officers:

Name	Age	Position

Nasrat Hakim	53	President, Chief Executive Officer

Carter J. Ward	49	Chief Financial Officer, Secretary and Treasurer

Ashok G. Nigalaye	62	Chief Scientific Officer

For biographical information on Messrs. Hakim and Nigalaye, please see “PROPOSAL No. 2: ELECTION OF SIX DIRECTORS; Information with Respect to Nominees” above.

Carter J. Ward has served as Chief Financial Officer, Secretary and Treasurer of the Company since July 1, 2009. Prior to joining the Company, from July 2005 to April 2009, Mr. Ward filled multiple finance and supply chain leadership roles with the Actavis Group and its U.S. subsidiary, Amide Pharmaceuticals. From September 2004 to June 2005, Mr. Ward was a consultant, mainly engaged in improving internal controls and supporting Sarbanes Oxley compliance of Centennial Communications Inc., a NASDAQ listed wireless communications provider.  From 1999 to September 2004, Mr. Ward was the Chief Financial Officer for Positive Healthcare/Ceejay Healthcare, a U.S.-Indian joint venture engaged in the manufacture and distribution of generic pharmaceuticals and nutraceuticals in India. Mr. Ward began his career as a certified public accountant in the audit department of KPMG and is a Certified Supply Chain Professional (“CSCP”). Mr. Ward holds a B.S. in Accounting from Long Island University, Brooklyn, NY, from where he graduated summa cum laude   Mr. Ward’s experience and expertise in the area of finance and more specifically, as a Certified Supply Chain Professional, provides the qualifications, attributes and skills to serve as an officer for the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION

AND ANALYSIS SUMMARY

Our approach to executive compensation, one of the most important and complex aspects of corporate governance, is influenced by our belief in rewarding people for consistently strong execution and performance. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long-term success.

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Compensation Linked to Attainment of Performance Goals

Our plan to obtain and retain highly skilled employees is to provide significant incentive compensation opportunities and market competitive salaries. The plan was intended to link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results. Furthermore, we believe that equity awards serve to align the interests of our executives with those of our Shareholders. As such, equity is a key component of our compensation program.

Role of the Compensation Committee

The Company formed the Compensation Committee in June 2007. Since the formation of the Compensation Committee all elements of the executives’ compensation are determined by the Compensation Committee, which is comprised of a two independent non-employee directors, and one director who is also the Company’s Chief Scientific Officer. However, the Compensation Committee’s decisions concerning the compensation of the Company’s Chief Executive Officer are subject to ratification by the independent directors of the Board of Directors. As of the Record Date, the members of the Compensation Committee were Barry Dash, Ashok Nigalaye and Jeffrey Whitnell. The Committee operates pursuant to a charter. Under the Compensation Committee charter, the Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. The Compensation Committee did not engage any advisors

Named Executive Officers and Key Employees

The named executive officers and key employees for the fiscal year ending March 31, 2013 are:

•	Jerry Treppel, Chief Executive Officer for the full year
•	Chris C. Dick, President and Chief Operating Officer for the full year
•	Carter J. Ward, Chief Financial Officer, Secretary and Treasurer for the full year.

Please note that Chris C. Dick stepped down from his positions as President and Chief Operating Officer in May 2013, Jerry Treppel resigned as Chief Executive Officer on August 2, 2013, and Nasrat Hakim was named Chief Executive Officer on August 2, 2013. These individuals, other than for the fiscal year ending March 31, 2013, including Mr. Hakim are referred to collectively in this Proxy Statement as the “Named Executive Officers”.

OUR EXECUTIVE COMPENSATION PROGRAM

Overview

The primary elements of our executive compensation program are base salary, incentive cash and stock bonus opportunities and equity incentives typically in the form of stock option grants or payment of a portion of annual salary as stock. Although we provide other types of compensation, these three elements are the principal means by which we provide the Named Executive Officers with compensation opportunities.

The annual bonus opportunity and equity compensation components of the executive compensation program reflect our belief that a portion of an executive’s compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of corporate performance goals. To the extent that performance goals are not achieved, executives will receive a lesser amount of total compensation.

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ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Base Salary

We pay a base salary to certain of the Named Executive Officers, with such payments being made in either cash, Common Stock or a combination of cash and Common Stock. In general, base salaries for the Named Executive Officers are determined by evaluating the responsibilities of the executive’s position, the executive’s experience and the competitive marketplace. Base salary adjustments are considered and take into account changes in the executive’s responsibilities, the executive’s performance and changes in the competitive marketplace. We believe that the base salaries of the Named Executive Officers are appropriate within the context of the compensation elements provided to the executives and because they are at a level which remains competitive in the marketplace.

Bonuses

The Board of Directors may authorize us to give discretionary bonuses, payable in cash or shares of Common Stock, to the Named Executive Officers and other key employees. Such bonuses are designed to motivate the Named Executive Officers and other employees to achieve specified corporate, business unit and/or individual, strategic, operational and other performance objectives.

Stock Options

Stock options constitute performance-based compensation because they have value to the recipient only if the price of our Common Stock increases. Stock options for each of the Named Executive Officers generally vest over time, obtainment of a corporate goal or a combination of the two.

The grant of stock options at Elite is designed to motivate our Named Executive Officers to achieve our short-term and long-term corporate goals.

Retirement and Deferred Compensation Benefits

We do not presently provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor do we provide the Named Executive Officers with retiree health benefits. We have adopted a deferred compensation plan under Section 401(k) of the Code. The plan provides for employees to defer compensation on a pretax basis subject to certain limits, however, Elite does not provide a matching contribution to its participants.

The retirement and deferred compensation benefits provided to the Named Executive Officers are not material factors considered in making other compensation determinations with respect to Named Executive Officers.

Post-Termination/Change of Control Compensation

Pursuant to his employment agreement, Nasrat Hakim, our Chief Executive Officer, is entitled to a payment in an amount equal to two years base annual salary in effect upon the date of termination, less applicable deductions and withholdings, payable in Common Stock upon a Change of Control (as defined in the Hakim Employment Agreement). For more detailed information, please see “Agreements with Named Executive Officers” below.

We do not presently provide any other Named Executive Officer with any plan or arrangement in connection with any termination, including, without limitation, through retirement, resignation, severance or constructive termination (including a change in responsibilities) of such Named Executive Officer’s employment with the Company. We also do no presently provide any other Named Executive Officers any plan or arrangement in connection with a change in control of the Company.

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Perquisites

As described in more detail below, the perquisites provided to certain of the Named Executive Officers consist of car allowances and life insurance premiums. These perquisites represent a small fraction of the total compensation of each such Named Executive Officer. The value of the perquisites we provide are taxable to the Named Executive Officers and the incremental cost to us of providing these perquisites is reflected in the Summary Compensation Table. The Board of Directors believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the “All Other Compensation” column of the Summary Compensation Table and “Agreements with Named Executive Officers,” below.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

Summary Compensation Table

Name And Principal Position	Fiscal Year		Salary ($)		Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
Jerry Treppel (7)
Chairman of the Board and	2013	(1)	—		—		—	30,000	(2)	30,000
Chief Executive Officer	2012	(1)	—		—		—	30,000	(2)	30,000

Chris Dick (8)
President and	2013	(1)	201,250	(3)	—		—	8,400	(4)	209,650
Chief Operating Officer	2012	(1)	200,000	(3)	—		—	8,400	(4)	208,400

Carter J. Ward
Chief Financial Officer	2013	(1)	151,250	(5)	—		—	—		151,250
Secretary and Treasurer	2012	(1)	150,000	(5)	600	(6)	—	—		150,600

(1)	Represents the fiscal years ended March 31, 2013 and 2012, respectively.

(2)	Represents compensation due to Mr. Treppel for his service as Chairman of the Board of Directors. Mr. Treppel receives no salary or additional compensation for his service as Chief Executive Officer. Compensation due to Mr. Treppel is paid via the issuance of Common Stock, pursuant to the Company’s Director compensation policy.

A total of 284,662 shares of Common Stock were issued to Mr. Treppel in payment of compensation due to him for Fiscal 2012. A total of 202,998 shares of Common Stock were issued to, and 90,200 shares of Common Stock are due and owing to, Mr. Treppel in payment of compensation due to him for Fiscal 2013.

(3)	Represents total salaries due to Mr. Dick pursuant to the Dick Employment. Of the total salary amount, $175,000 was paid in cash as salary in accordance with the Company’s payroll practices, and $25,000 annually is to be paid via the issuance of Common Shares in lieu of cash through December 31, 2012 and $30,000 annually is to be paid via the issuance of Common Shares in lieu of cash since January 1, 2013. A total of 237,220 shares of Common Stock were issued to Mr. Dick in payment of salaries due to him for Fiscal 2012. A total of 169,165 shares of Common Stock were issued to, and 90,200 shares of Common Stock are due and owing to, Mr. Dick in payment of salaries due to him for Fiscal 2013.

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(4)	Represents amounts paid for auto allowance

(5)	Represents total salaries due to Mr. Ward pursuant to the Ward Employment. Of the total salary amount, $125,000 was paid in cash as salary in accordance with the Company’s payroll practices, and $25,000 is to be paid annually via the issuance of Common Shares in lieu of cash through December 31, 2012 and $30,000 annually is to be paid via the issuance of Common Shares in lieu of cash since January 1, 2013. A total of 237,220 shares of Common Stock were issued to Mr. Ward in payment of salaries due to him for Fiscal 2012. A total of 169,165 shares of Common Stock were issued to, and 90,200 shares of Common Stock are due and owing to, Mr. Ward in payment of salaries due to him for Fiscal 2013.

(6)	Represents discretionary bonuses award to Mr. Ward by the Chief Executive Officer

(7)	Mr. Treppel stepped down from his position as Chief Executive Officer in August 2013 and is currently the Chairman of the Board of Directors.

(8)	Mr. Dick stepped down from his position as President and Chief Operating Officer in May 2013.

Agreements with Named Executive Officers

Nasrat Hakim

Although Mr. Hakim joined us after our fiscal year ended March 31, 2013, he will be a Named Executive Officer during the current fiscal year ending March 31, 2014. Pursuant to his August 2013 employment agreement (the “Hakim Employment Agreement”), Mr. Hakim receives an annual salary of $350,000 per year. The Salary is paid in shares of the Company’s Common Stock pursuant to the Company’s current procedures for paying Company executives in Stock. He also is entitled to an annual bonus equal to up to 100% of his annual salary (also payable in stock) based upon his ability to meet certain Company milestones to be determined by the Company’s Board of Directors. The Board may also award discretionary bonuses in its sole discretion. Mr. Hakim is entitled to employee benefits (e.g., health, vacation, employee benefit plans and programs) consistent with other Company employees of his seniority and a car allowance. The Hakim Employment Agreement contains confidentially, non-competition and other standard restrictive covenants.

Mr. Hakim’s employment is terminable by the Company for cause (as defined in the Hakim Employment Agreement). The Hakim Employment Agreement also may be terminated by the Company upon at least 30 days written notice due to disability (as defined in the Hakim Employment Agreement) or without cause. Mr. Hakim can terminate the Hakim Employment Agreement by resigning, provided he gives notice at least 60 days prior to the effective resignation date. If Mr. Hakim is terminated for cause or he resigns, he only is entitled to accrued and unpaid annual salary, accrued vacation time and any reasonable and necessary business expenses, all through the date of termination and payable in stock (“Basic Termination Benefits”). If Mr. Hakim is terminated because of disability or death, in addition to Basic Termination Benefits, He is entitled his pro rata annual bonus through the date of termination (payable in Stock). If the Company terminates Mr. Hakim without cause, In addition to Basic Termination Benefits, Mr. Hakim is entitled to his pro rata annual bonus through the date of termination and an amount equal to two years’ annual salary (all payable in Stock).

Upon a Change of Control (as defined in the Hakim Employment Agreement), Mr. Hakim is entitled to a payment in an amount equal to two years base annual salary in effect upon the Date of Termination, less applicable deductions and withholdings, payable in Stock computed in the same manner as set forth as the Salary.

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Jerry Treppel

On December 1, 2008, Elite entered into a compensation agreement with Mr. Treppel (the “First Treppel Agreement”) providing for the terms under which Mr. Treppel will serve as the non-executive Chairman of the Board. Pursuant to the First Treppel Agreement, Mr. Treppel will serve as the non-executive Chairman of the Board until immediately prior to the next annual meeting of the Company’s Shareholders; provided, however, that following such annual meeting, and each subsequent annual meeting of the Company’s Shareholders, if the Board elects Mr. Treppel as the non-executive Chairman of the Board, the term of the First Treppel Agreement will be extended through the earlier of (a) the date of the next subsequent annual meeting of the Company’s Shareholders and (b) the date upon which Mr. Treppel no longer serves as the non-executive Chairman.

During the term of the First Treppel Agreement, including any applicable extensions thereof, Mr. Treppel is entitled to cash compensation of $2,083.33 on a monthly basis in lieu of, and not in addition to, any cash directors’ fees and other compensation paid to other non-employee members of the Board. Mr. Treppel is also entitled to reimbursement of any expenses reasonably incurred in the performance of his duties under the First Treppel Agreement upon presentation of proper written evidence of such expenditures.

In addition, pursuant to the terms of the First Treppel Agreement, Elite granted to Mr. Treppel under its 2004 Stock Option Plan non-qualified stock options to purchase 180,000 shares of Common Stock of Elite, par value $0.001 per share, exercisable for a period of 10 years at an exercise price per share of $0.06, subject to the terms and conditions of the related option agreement.

Under the First Treppel Agreement, Elite has also agreed to indemnify Mr. Treppel to the fullest extent permitted by law in accordance with the By-Laws of Elite against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein) seeking to hold him liable for actions taken in his capacity as Chairman of the Board, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including assessment of excise tax with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding, provided that any such expenses or payments are not the result of Mr. Treppel’s gross negligence, willful misconduct or reckless actions.

Either party may terminate the First Treppel Agreement, effective immediately upon the giving of written notice to the other party. If no such written notice is given, then the term of the First Treppel Agreement shall end immediately prior to the next annual meeting of the Company’s Shareholders (the “Treppel Term”), provided however, that following such annual meeting, and each subsequent meeting of the Company’s Shareholders, if the Board elects Mr. Treppel to continue to serve as the non-executive Chairman of the Board, the Treppel Term shall be extended through the earlier of (a) the date of the next subsequent annual meeting of the Company’s Shareholders and (b) the date upon which Mr. Treppel shall no longer serve as the non-executive Chairman of the Board.

On September 15, 2009, Mr. Treppel was appointed Chief Executive Officer of the Company and he servied in that capacity until his resignation in August 2013. He continues to serve as Chairman of the Board and he has agreed to forego any additional compensation related to his activities and Chief Executive Officer. Accordingly, Mr. Treppel’s compensation as Chairman of the Board remains unchanged from the First Treppel Agreement.

On October 23, 2009, at the meeting of the Board held immediately after the annual Shareholders meeting, Mr. Treppel’s compensation as Chairman of the Board was revised to an annual amount of $30,000, payable in common shares of the Company. The amount of common shares to be issued to Mr. Treppel in payment of compensation due to him as Chairman of the Board is calculated on a quarterly basis, and is equal to the quotient of the quarterly amount due of $7,500, divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Mr. Treppel stepped down from his position as Chief Executive Officer and was replaced by Mr. Nasrat Hakim in this position in August 2013. Mr. Treppel is currently the Chairman of the Board of Directors.

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Carter J. Ward

On November 12, 2009, the Company entered into an employment agreement with Mr. Carter J. Ward (the “Ward Employment Agreement”). Pursuant to the terms of the Ward Employment Agreement, Mr. Ward continues as an at-will employee of the Company as its Chief Financial Officer. Mr. Ward receives a base salary of $150,000, with $125,000 of such amount being paid in accordance with the Company’s payroll practices and $25,000 of such amount being paid by the issuance of restricted shares of Common Stock, in lieu of cash. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $6,250 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

The Board of Directors increased Mr. Ward’s base salary to $155,000 retroactive to January 1, 2013. This $5,000 increase to be paid by the issuance of restricted shares of Common Stock. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $7,500 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Mr. Ward’s compensation was adjusted, effective January 1, 2014, to include a total compensation of $180,000, consisting of $150,000 being paid in accordance with the Company’s payroll practices and $30,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued being equal to the quotient of the quarterly amount due of $7,500, divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Chris C. Dick

In November 13, 2009, we entered into an employment agreement with Mr. Dick as our President and Chief Operating Officer (the “Dick Employment Agreement”). The Dick Employment Agreement was terminable at the will of either the Company or Mr. Dick, with or without notice and for any reason or no reason.

The Dick Employment Agreement provided for a base salary of $200,000, with $175,000 of this amount being paid in cash and $25,000 of this amount being paid in restricted shares of the Company’s Common Stock. The Common Stock component of Mr. Dick’s compensation was computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $6,250 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

In addition, the Dick Employment Agreement provided for 25 days of paid vacation, the right to participate in all health insurance plans maintained by the Company for its employees, a monthly auto allowance of $700 and term life insurance in the amount of $500,000 payable to Mr. Dick’s estate.

The Dick Employment Agreement also required Mr. Dick’s execution of a Proprietary Rights Agreement.

The Board of Directors of the Company increased Mr. Dick’s base salary to $205,000 retroactive to January 1, 2013. This $5,000 increase to be paid in restricted shares of the Company’s Common Stock. The Common Stock component of Mr. Dick’s compensation was to be computed on a quarterly and pro-rata basis, with the number of shares issued equal to the quotient of the quarterly amount due of $7,500 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Mr. Dick stepped down from his employment with the Company on May 24, 2013 and accordingly, the Dick Employment Agreement was terminated. Mr. Dick continues to consult for the Company.

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Outstanding Equity Awards at March 31, 2013

Name	Number of securities underlying unexercised options Exercisable (#)		Number of securities underlying unexercised options Unexercisable (#)	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)		Options Exercise Price ($)	Option Expiration Date
Chris Dick (12)
	10,000	(1)	—	—		2.21	6/13/2013
	10,000	(1)	—	—		2.21	6/13/2013
	10,000	(1)	—	—		2.21	6/13/2013
	40,000	(2)	—	—		2.80	7/14/2015
	250,000	(3)	—	—		2.25	11/13/2016
	—		—	150,000	(4)	2.25	11/13/2016
	—		—	150,000	(4)	2.25	11/13/2016
	—		—	200,000	(6)	2.25	11/13/2016
	200,000	(7)	—	—		0.10	1/17/2020
			—	150,000	(8)	0.12	6/19/2022

Jerry Treppel
	60,000	(9)	—	—		0.06	12/1/2018
	60,000	(10)	—	—		0.06	12/1/2018
	60,000	(11)	—	—		0.06	12/1/2018

Carter J. Ward
	200,000	(7)	—	—		0.10	1/17/2020
			—	150,000	(8)	0.12	6/19/2022

(1)	Options vested on June 13, 2004, 2005 and 2006, respectively.

(2)	Options vested on July 14, 2005.

(3)	Options vested on November 3, 2006.

(4)	These options vest upon the closing of an exclusive product license for the first of the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our first Non-Generic Opioid Product.

(6)	These options vest as follows: upon the commencement of the first Phase III clinical trial relating to the first “Non-Generic Opioid Product” developed by the Company as to 125,000 options and relating to the second “Non-Generic Opioid Product” developed by the Company as to 75,000 options.

(7)	Total of 200,000 options granted with such options vesting in annual increments on January 18, 2011, 2012 and 2013, with each increment equal to one-third of the total options granted.

(8)	Total of 200,000 options granted with such options vesting in annual increments on June 19, 2013, 2014 and 2015, with each increment equal to one-third of the total options granted.

(9)	Options vested on December 1, 2009

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(10)	Options vested on December 1, 2010

(11)	Options vest on December 1, 2011

(12)	Mr. Dick stepped down from his position with the Company in May 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a Director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, our best interests and the best interests of our Shareholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on us or the related person in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

Certain Related Person Transactions

Transactions with Nasrat Hakim

On August 1, 2013, Elite Laboratories Inc. (“Elite Labs”), our wholly owned subsidiary, executed an asset purchase agreement (the “Mikah Purchase Agreement”) with Mikah Pharma LLC (“Mikah”), an entity that is wholly owned by Mr. Nasrat Hakim, who, in conjunction with this transaction, was appointed as our Chief Executive Officer, President and a Director on August 2, 2012, and acquired from Mikah a total of 13 Abbreviated New Drug Applications (“ANDAs”) consisting of 12 ANDAs approved by the FDA and one ANDA under active review with the FDA, and all amendments thereto (the “Acquisition”) for aggregate consideration of $10,000,000, inclusive of imputed interest payable pursuant to a non-interest bearing, secured convertible note due in August 2016 (the “Mikah Note”). The Mikah Note was amended on February 7, 2014 to make it convertible into shares of the Company’s Series I Convertible Preferred Stock.

The Mikah Note, as amended, was interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Mikah Note was convertible at the option of Mikah into shares of Common Stock at a rate of $0.07 (approximately 14,286 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the asset purchase agreement and Note were executed and/or into shares of the Company’s Series I Convertible Preferred Stock at the rate of 1 share of Series I Preferred Stock for each $100,000 of principal owed on the Mikah Note. The conversion rate was adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate. Pursuant to a security agreement (the “Security Agreement”), repayment of the Mikah Note was secured by the ANDAs acquired in the Acquisition.

On February 7, 2014, Mikah converted the principal amount of $10,000,000, representing the entire principal balance due under the Mikah Note, into 100 shares of the Company’s Series I Preferred Stock.

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On October 15, 2013, Elite entered into a bridge loan agreement (the “Hakim Credit Line Agreement”) with Mr. Hakim. Under the terms of the Hakim Credit Line Agreement, Elite has the right, in its sole discretion to a line of credit (the “Hakim Credit Line”) in the maximum principal amount of up to $1,000,000 at any one time. Mr. Hakim provided the Hakim Credit Line for the purpose of supporting the acceleration of Elite’s product development activities. The outstanding amount is evidenced by a promissory note which shall mature on June 30, 2015, at which time the entire unpaid principal balance, plus accrued interest thereon shall be due and payable in full. Elite may prepay any amounts owed without penalty. Any such prepayments shall first be applied to interest due and owing and then to principal. Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year. Prior to maturity or the occurrence of an Event of Default as defined in the Hakim Credit Line Agreement, the Company may borrow, repay and reborrow under the Hakim Credit Line through maturity. Amounts borrowed under the Hakim Credit Line bear interest at the rate of ten percent (10%) per annum.

For information about our employment agreement with Mr. Hakim, please see “Executive Compensation-Agreements with Named Executive Officers” above.

Transactions with Jerry Treppel

On June 12, 2012 (the “Effective Date”), we entered into a bridge loan agreement (the “Loan Agreement”) with Jerry Treppel, our Chairman and CEO. Under the terms of the Loan Agreement, we have the right, in our sole discretion, to a line of credit (the “Credit Line”) in the maximum principal amount of up to $500,000 at any one time. By amendment, the maximum principal amount was increased to $1,000,000 in December 2012. Mr. Treppel provided the Credit Line for the purpose of supporting the acceleration of our product development activities. The outstanding amount will be evidenced by a promissory note which shall mature on the earlier of (i) such date as we raise at least $2,000,000 in gross proceeds from the sale of any of our equity securities or (ii) July 31, 2013, at which time the entire unpaid principal balance plus accrued interest thereon shall be due and payable in full. We may prepay any amounts owed without penalty. Any such prepayments shall first be attributable to interest due and owing and then to principal. Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year. Prior to maturity or the occurrence of an Event of Default as defined in the Loan Agreement, we may borrow, repay, and reborrow under the Credit Line through maturity. Amounts borrowed under the Credit Line will bear interest at the rate of ten percent (10%) per annum. As of March 31, 2013, the principal balance owed under the Credit Line was $600,000 with an additional $13,151 in accrued interest also owed, in accordance with the terms and conditions of the Credit Line.

On November 21, 2013, Mr. Treppel converted the $600,000 unpaid balance into an unsecured convertible note (the “Treppel Note”). The Treppel Note was amended on February 7, 2014 to make it convertible into shares of the Company’s Series I Preferred Stock. The Treppel Note, as amended, was interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Note was convertible at the option of Treppel on and after the first anniversary of the date of the Note into shares of the Company’s Common Stock at a rate of $0.099 (approximately 10,101 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the Note was executed, and/or into shares of the Company’s Series I Preferred Stock at a rate of 1 share of Series I Preferred Stock for each $141,442.7157 of principal owed on the Treppel Note. The conversion rate was adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate.

On February 7, 2014, Treppel converted the principal amount of $600,000, representing the entire principal balance due under the Treppel Note into 4.242 shares of the Company’s Series I Preferred Stock.

For information about our employment agreement with Mr. Treppel, please see “Executive Compensation-Agreements with Named Executive Officers” above.

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Transactions with Epic Pharma LLC and Epic Investments LLC

On March 18, 2009, the Company entered into the Epic Strategic Alliance Agreement with Epic Pharma, LLC and Epic Investments, LLC, a subsidiary controlled by Epic Pharma LLC. Ashok G. Nigalaye, Jeenarine Narine and Ram Potti, each were elected as members of our Board of Directors, effective June 24, 2009, as the three directors that Epic is entitled to designate for appointment to the Board pursuant to the terms of the Epic Strategic Alliance Agreement. Messrs. Nigalaye, Narine and Potti are also officers of Epic Pharma, LLC, in the following capacities:

•	Mr. Nigalaye, Chairman and Chief Executive Officer of Epic Pharma, LLC;
•	Mr. Narine, President and Chief Operating Officer of Epic Pharma, LLC;
•	Mr. Potti, Vice President of Epic Pharma, LLC.

The Strategic Alliance Agreement expired on June 4, 2012.

On December 31, 2012, Mr. Potti resigned as a Director of the Company. His seat on the Board of Directors was not filled.

As part of the operation of the strategic alliance, the Company and Epic identified areas of synergy, including, without limitation, raw materials used by both entities, equipment purchases, contract manufacturing/packaging and various regulatory and operational resources existing at Epic that could be utilized by the Company.

With regards to synergies related to raw materials usage, the strategic alliance allowed the Company to purchase such raw materials from Epic, at the Epic acquisition cost, without markup. In all cases, the acquisition cost of Epic was lower than those costs available to the Company, mainly as a result of efficiencies of scale generated by significantly larger volumes purchased by Epic during the course of their normal operations. During the fiscal years ended March 31, 2013 and March 31, 2012, an aggregate amount of $71,480 and $15,552, respectively, in such materials was purchased from Epic Pharma LLC. All purchases were at Epic Pharma’s acquisition cost, without markup and evidenced by supporting documents of Epic Pharma LLC’s acquisition cost.

With regards to synergies related to regulatory and operational resources, the strategic alliance allowed the Company to utilize Epic’s substantial resources and technical competencies on an “as needed” basis at a cost equal to Epic’s actual cost for only the resources utilized by the Company. Without such access to Epic’s resources, the Company would have to invest significant amounts in human resources and fixed assets as well as incur substantial costs with third party providers to provide the same resources provided by Epic and necessary for the operations of the Company.

During the fiscal years ended March 31, 2013 and March 31, 2012, an aggregate amount of $31,354 and $133,003, respectively, was paid to Epic as reimbursement for costs associated with facility maintenance, engineering and regulatory resources utilized by the Company.

During the fiscal years ended March 31, 2013 and March 31, 2012, the Company incurred a total of $362,347 and $275,768, respectively in contract manufacturing and/or packaging costs for the Company’s Phentermine, Hydromorphone, Methadone and Immediate Release Lodrane products.

During the fiscal years ended March 31, 2013 and 2012, equipment purchases from Epic totaled $-0- and $52,000, respectively.

Total purchases from Epic by the Company during the fiscal years ended March 31, 2013 and 2012 were $465,181 and $476,323, respectively.

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On October 2, 2013, we executed a Manufacturing and License Agreement (“M&L Agreement”) with Epic Pharma LLC. (“Epic”), to manufacture, market and sell in the United States and Puerto Rico 12 generic products owned by Elite. Of the 12 products, Epic will have the exclusive right to market six products as listed in Schedule A of the M&L Agreement, and a non-exclusive right to market six products as listed in Schedule D of the M&L Agreement. Epic is responsible for all regulatory and pharmacovigilance matters related to the products and for all costs related to the site transfer for all products. Pursuant to the M&L Agreement, Elite will receive a license fee and milestone payments. The license fee will be computed as a percentage of the gross profit, as defined in the M&L Agreement, earned by Epic as a result of sales of the products. The manufacturing cost used for the calculation of the license fee is a predetermined amount per unit plus the cost of the drug substance (API) and the sales cost for the calculation is predetermined based on net sales. If Elite manufactures any product for sale by Epic, then Epic shall pay that same predetermined manufacturing cost per unit plus the cost of the API. The license fee is payable monthly for the term of the M&L Agreement. Epic shall pay to Elite certain milestone payments as defined by the M&L Agreement. The first milestone payment was due on or before November 15, 2013 and has been paid. Subsequent milestone payments are due upon the filing of each product’s supplement with the U.S. Food and Drug Administration (“FDA”) and the FDA approval of site transfer for each product as specifically itemized in the M&L Agreement. The term of the M&L Agreement is five years and may be extended for an additional five years upon mutual agreement of the parties. Twelve months following the launch of a product covered by the M&L Agreement, Elite may terminate the marketing rights for any product if the license fee paid by Epic falls below a designated amount for a six month period of that product. Elite may also terminate the exclusive marketing rights if Epic is unable to meet the annual unit volume forecast for a designated Product group for any year, subject to the ability of Epic, during the succeeding six month period, to achieve at least one-half of the prior year’s minimum annual unit volume forecast. The M&L Agreement may be terminated by mutual agreement of Elite and Epic, as a result of a breach by either party that is not cured within 60 days notice of the breach or by Elite as a result of Epic becoming a party to a bankruptcy, reorganization or other insolvency proceeding that continues for a period of 30 days or more.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2015 MEETING

The Company does not currently provide a formal process for Shareholders to present proposals or for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of Shareholders.

You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the SEC and the requirements of our Amended and Restated Bylaws. We must receive proposals intended for inclusion in next year’s proxy statement and proxy card no later than May 8, 2015. Any such proposal when submitted must be in full compliance with applicable law, including Rule 14a-8 of the Exchange Act, and our Amended and Restated Bylaws.

Additionally, our Amended and Restated By-Laws permit shareholders to propose business to be considered and to nominate Directors for election by the shareholders at future annual meetings. To propose business or to nominate a Director for our 2015 Annual Meeting of Shareholders not for inclusion in next year’s proxy statement and proxy card, the shareholder must deliver notice between January 22, 2015 and February 20, 2015 setting forth the information required to be included in such notice under our Amended and Restated Bylaws. Any such proposal or nomination when submitted must be in full compliance with our Amended and Restated Bylaws.

On March 17, 2014, the Board of Directors adopted certain amendments (including with respect to our advance notice requirements) to our Amended and Restated Bylaws as disclosed in our Current Report on Form 8-K, filed with the SEC on March 18, 2014. Please refer to that Form 8-K for a summary of the material amendments to the Amended and Restated Bylaws and to Exhibit 3.1 thereto for the full text of our Amended and Restated Bylaws.

Shareholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a Shareholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the Shareholder will not be permitted to present the proposal or the nomination to the Shareholders for a vote at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, who file electronically with the SEC. The address of that site is http://www.sec.gov.

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You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580 Washington, D.C, 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn: Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person(s) named as proxy holder, or their nominee or substitute, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees for director are not available, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board of Directors.

Unless contrary instructions are indicated in a proxy, all shares of common stock and series I preferred stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated, FOR Proposal No. 2, FOR Proposal No. 3 FOR Proposal No. 4, FOR “Three Years” in Proposal No. 5 and FOR Proposal No. 6.

April [ ], 2014	By Order of the Board of Directors
Carter Ward, Secretary

SHAREHOLDERS ARE URGED TO VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING
AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

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APPENDIX A

Amendment to Articles of Incorporation (share increase)

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ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos .gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY ·DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation :

ELITE PHARMACEUTICALS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV, Section 4.1 is amended and, as amended, reads as follows:

"4.1.          Authorized Capital Stock.  The aggregate number of shares which this Corporation shall have authority to issue is Nine Hundred Ninety Five Million Fifteen Thousand (995,015,000) shares, consisting of (a) Nine Hundred Ninety Five Million, (995,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) Fifteen Thousand, (15,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power , or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing : (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

x

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof .

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

Nevada Secretary or State Amend Profit-After

This form must be accompanied by appropriate fees	Revised: 11-27-13

APPENDIX B

Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan

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ELITE PHARMACEUTICALS, INC.

2014 EQUITY INCENTIVE PLAN

SECTION 1

INTRODUCTION

1.1          Establishment. Elite Pharmaceuticals, Inc. hereby establishes the Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “Plan”) for certain officers, employees, consultants, and directors of the Company.

1.2          Purposes. The purposes of the Plan are to provide the officers, employees, consultants, and directors of the Company selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of such persons is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to enhance the ability of the Company to attract, retain and motivate officers, employees, consultants, and directors by providing an opportunity for investment in the Company.

SECTION 2

DEFINITIONS

2.1          Definitions. The following terms shall have the meanings set forth below:

(a)          “Administrator” means (i) the Board, or (ii) one or more committees of the Board or another committee (within its delegated authority) to whom the Board or such committee has delegated all or part of its authority under this Plan. Any committee under clause (ii) hereof which makes grants to “officers” of the Company (as that term is defined in Rule 16a-1(f) promulgated under the Exchange Act) shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, shall be a Non-Employee Director. Further, if the Administrator consists of less than the entire Board, then to the extent necessary for any Award to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, each member of the Administrator will be an Outside Director. To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). For purposes of the preceding provisions, if one or more members of the Administrator is not a Non-Employee or not an Outside Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the Administrator, then the Administrator, with respect to the action, will be deemed to consist only of the members of the Administrator who have not recused themselves or abstained from voting.

(b)          “Affiliated Entity” means (i) any corporation or other entity (including but not limited to a partnership) that directly, or through one or more intermediaries controls, is controlled by, or is under common control with, Elite Pharmaceuticals, Inc., or (ii) any entity in which the Company has a significant equity interest, as determined by the Administrator.

(c)          “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, unrestricted Stock, Restricted Stock, Performance Shares, or Performance Units.

(d)          “Award Holder” has the meaning set forth in Section 3.4.

(e)          “Award Agreement” means a written document delivered by the Company to the recipient of an Award specifying the terms of such Award. Such document must specify, at a minimum, the number of Shares subject to the Award, and to the extent applicable, the exercise price, vesting schedule, restrictions, performance targets, and with respect to Options and Stock Appreciation Rights, any terms which vary from the default provisions provided in the Plan. Such document need not be signed by the Award recipient.

(f)          “Board” means the board of directors of the Company.

(g)          “Company” means Elite Pharmaceuticals, Inc., a Nevada corporation, together with its Affiliated Entities except where the context otherwise requires.

(h)          “Consultant” means any person, including an advisor, engaged by the Company to render consulting or advisory services and who is compensated for such services and such person is eligible to receive shares registered on Form S-8 under the Securities Act. Mere service as a Director or payment of a director’s fee by the Company or an Affiliated Entity shall not be sufficient to constitute “consulting or advisory services” rendered to the Company or an Affiliated Entity.

(i)          “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Internal Revenue Code.

(j)          “Director” means a member of the Board.

(k)          “Effective Date” means March 17, 2014.

(l)          “Employee” means any person who is a full or part-time employee (including, without limitation, an officer or director who is also an employee) of the Company or any Affiliated Entity or any division thereof. The term also includes future employees who have received a formal offer of employment.

(m)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)          “Executive Officer” shall mean an officer as defined in Exchange Act Rule 16a-1(f) and any person deemed to be an “executive officer” within the scope of Section 13(k) of the Exchange Act.

(o)          “Exercise Period” means the period of time within which an Option or Stock Appreciation Right must be exercised.

(p)          “Exercise Price” means the price at which Shares subject to an Award may be purchased.

(q)          “Fair Market Value” means, as of any date, the value of the Stock determined as follows:

(i)  If the Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such Stock as quoted on such exchange for the last market trading day prior to the time of determination (or, if there are no actual sales of such Stock on such date, the latest sales price of such Stock preceding such date);

(ii)  If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(iii)  In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator by the reasonable application of a reasonable valuation method in accordance with Section 409A of the Internal Revenue Code and the regulations thereunder.

(r)          “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code.

(s)          “Internal Revenue Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(t)          “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(u)          “Non-Statutory Option” means any Option other than an Incentive Stock Option.

(v)         “Option” means a right to purchase Stock at a stated price for a specified period of time.

(w)          “Outside Director” means a Director who is an “outside director” within the meaning of Internal Revenue Code Section 162(m).

(x)          “Participant” means an Employee or Director of, or Consultant to, the Company designated by the Administrator from time to time during the term of the Plan to receive one or more Awards under the Plan.

(y)          “Performance Cycle” means the period of time as specified by the Administrator over which Performance Share or Performance Units are to be earned.

(z)          “Performance Shares” means an Award made pursuant to Section 9 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

(aa)         “Performance Units” means an Award made pursuant to Section 9 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

(bb)         “Plan Year” means each 12-month period beginning April 1 and ending the following September 30, except that for the first year of the Plan it shall begin on the Effective Date and extend to September 30 of that year.

(cc)         “Qualifying Awards” means Options and Stock Appreciation Rights granted with an Exercise Price of not less than the Fair Market Value of a share of Stock on the date of grant.

(dd)         “Restricted Stock” means Stock granted under Section 8 that is subject to restrictions imposed pursuant to such Section.

(ee)         “Service Provider” means an Employee or Director of, or Consultant to, the Company or an Affiliated Entity.

(ff)         “Share” means a share of Stock.

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(gg)         “Stock” means the common stock, $.001 par value, of the Company.

(hh)         “Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares with respect to which the Stock Appreciation Right is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the Exercise Price specified in the Award Agreement.

2.2           Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural

SECTION 3

PLAN ADMINISTRATION

3.1           Authority of Administrator. The Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (vii) subject to the limitations in Sections 6 and 15, to make any adjustment in the Exercise Price, the number of Shares subject to, or the terms of, an outstanding Award by amendment, substitution, or regrant, provided that if the amendment, substitution, or regrant effects a repricing (which shall not include adjustments contemplated by Sections 4 and 11), shareholder approval shall be required before repricing is effective; (viii) determine whether, to what extent, and under what circumstances to accelerate the exercisability of any Award or the end of a Performance Cycle or the termination of the restriction period for any Restricted Stock Award; (ix) correct any defect, supply any omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or agreement relating to the Plan or any Award hereunder; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. To the extent necessary or appropriate, the Administrator may adopt sub-plans consistent with the Plan to conform to applicable state or foreign securities or tax laws.

3.2           Determinations Under the Plan. Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliated Entity, any Participant, any holder or beneficiary of any Award, and any shareholder. No member of the Administrator shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services as an Administrator. Service on a committee acting as the Administrator shall constitute service as a director of the Company entitling members to any indemnification of liability benefits applicable to directors with respect to their services as Administrator.

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3.3           Delegation of Certain Responsibilities. The Administrator may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 3; provided, however, that no such delegation by the Administrator shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects Executive Officers, Covered Employees, or Directors of the Company, and provided further that the Administrator may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Subject to the above limitations, the Administrator may delegate to the Chief Executive Officer of the Company its authority under this Section 3 to grant Awards to employees who are not Executive Officers, Covered Employees, or Directors of the Company. All authority delegated by the Administrator under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Administrator.

3.4           Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be delivered to the Participant to whom the Award is granted (the “Award Holder”).

3.5           Date of Grant. An Award shall be considered as having been granted on the date specified in the grant resolution of the Administrator.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1           Number of Shares. Subject to adjustment as provided in Section 4.3, Three Million (3,000,000) Shares are initially authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Administrator may from time to time deem necessary. Subject to adjustment as provided in Section 4.3, no Participant may be granted Awards in any twelve-month period with respect to more than One Million (1,000,000) Shares. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the individual share limit set forth in this Section 4.1. The Shares may be divided among the various Plan components as the Administrator shall determine, except that no more than Three Million (3,000,000) Shares as calculated pursuant to Section 4.2 shall be cumulatively available for the grant of Incentive Stock Options under the Plan. Shares which may be issued upon the vesting or exercise of Awards shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2           Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Award is exercised and any Shares retained by the Company pursuant to Section 16.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Award is exercised and any Shares retained by the Company pursuant to Section 16.2 that were originally Incentive Stock Option Shares shall still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

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4.3           Adjustments for Stock Split, Stock Dividend, etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares of Stock as to which Awards may be granted under the Plan, and (ii) the Shares of Stock then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

4.4           Dividend Payable in Stock of Another Corporation, etc. Except as set forth in Section 4.5 below, if the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Award for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof or vesting thereof, as applicable. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

4.5           Spin-offs. If the Company shall at any time pay or make any dividend or other distribution upon the Stock in the nature of a spin-off, for example a dividend payable in securities of an Affiliated Entity, the Administrator shall in its discretion determine what changes are equitably required to outstanding Awards to effect the spin-off, including but not limited to treating Awards of Employees remaining with the Company differently from Awards to Employees of the newly spun-off entity, substituting Awards for Company Stock for Awards of stock in the spun-off entity, and allowing either the Company, the spun-off entity or both to hold the securities or property set aside for Award participants.

4.6           Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.3, 4.4 and 4.5, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Administrator shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Administrator and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

4.7           General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Award with an Exercise Price, the total Exercise Price for the shares of Stock then subject to the Award shall remain unchanged but the Exercise Price per share under each such Award shall be equitably adjusted by the Administrator to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Award may have been changed.

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4.8           Determination by Administrator. Adjustments under this Section 4 shall be made by the Administrator, whose determinations with regard thereto shall be final and binding upon all persons.

SECTION 5

PARTICIPATION

Participants in the Plan shall be those Employees, Directors, or Consultants who, in the judgment of the Administrator, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Administrator, receipt of one such Award shall not result in automatic receipt of any other Award, and written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto; and further provided that Incentive Stock Options shall not be granted to (i) Consultants, (ii) part-time employees, (iii) Non-Employee Directors, or (iv) Employees of any partnership or other entity which is included within the definition of an Affiliated Entity but whose employees are not permitted to receive Incentive Stock Options under the Internal Revenue Code. Each Participant shall enter into an agreement with the Company, in such form as the Administrator shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Administrator, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

SECTION 6

STOCK OPTIONS TO EMPLOYEES AND CONSULTANTS

6.1           Grant of Options to Employees and Consultants. Coincident with or following designation for participation in the Plan, a Participant (other than a Non-Employee Director) may be granted one or more Options. The Administrator in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Administrator may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2           Option Agreements. Except as otherwise set forth in an Award Agreement delivered to the Participant, each Option shall be governed by the following terms and conditions, as well as such other terms and conditions not inconsistent therewith as the Administrator may consider appropriate in each case.

(a)          Number of Shares. Each Award Agreement shall state that it covers a specified number of Shares, as determined by the Administrator. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any year (under all plans of the Company and any Affiliated Entity) exceeds $100,000, such Options shall be treated as not being Incentive Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as not being an Incentive Stock Option.

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(b)          Price. Except for the limitations on Incentive Stock Options set forth below, the price at which each Share covered by an Option may be purchased shall be determined in each case by the Administrator and set forth in the Award Agreement. In no event shall the Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the date the Option is granted. Further, the Exercise Price for each Share covered by an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

(c)          Duration of Options. The Administrator shall determine the period of time within which the Option may be exercised by the Award Holder. The Exercise Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Exercise Period of an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such Option is granted. Any Exercise Period determined by the Administrator to be shorter than the ten or five-year term set forth above, must be set forth in an Award Agreement. Each Award Agreement shall also state the periods of time, if any, as determined by the Administrator, when incremental portions of each Option shall vest. If any Option is not exercised during its Exercise Period, it shall be deemed to have been forfeited and of no further force or effect.

(d)          Termination of Service, Retirement, Death or Disability. Except as otherwise determined by the Administrator, each Option shall be governed by the following terms with respect to the exercise of the Option if an Award Holder ceases to be a Service Provider:

(i)  If the Award Holder ceases to be a Service Provider within the Exercise Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this Section 6.2(d), “cause” shall mean (A) if applicable, “cause” as defined on a written contract between the Award Holder and the Company, or (B) in any other case, a gross violation, as determined by the Company, of the Company’s established policies and procedures. The effect of this Section 6.2(d)(i) shall be limited to determining the consequences of a termination, and nothing in this Section 6.2(d)(i) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any Service Provider.

(ii)  If the Award Holder ceases to be a Service Provider with the Company in a manner determined by the Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Award Holder within 10 days of such termination), the Option may be exercised by the Award Holder, or in the case of death, by the persons specified in clause (iii) of this Section 6.2(d), within three months following his or her retirement if the Option is an Incentive Stock Option or within twelve months following his or her retirement if the Option is a Non-Statutory Stock Option (provided in each case that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Award Holder ceased to be a Service Provider.

(iii)  If the Award Holder dies (A) while he or she is a Service Provider, (B) within the three-month period referred to in clause (v) below, or (C) within the three or twelve-month period referred to in clause (ii) above, the Option may be exercised by those entitled to do so under the Award Holder’s will or by the laws of descent and distribution within twelve months following the Award Holder’s death (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Award Holder ceased to be a Service Provider.

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(iv)  If the Award Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider, Incentive Stock Options held by the Award Holder may be exercised by the Award Holder within twelve months following the date the Award Holder ceased to be a Service Provider (provided that such exercise must occur within the Exercise Period), but not thereafter. If the Award Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider or within three-month period referred to in clause (v) below or within the twelve-month period following his or her retirement as provided in clause (ii) above, Non-Statutory Options held by the Award Holder may be exercised by the Award Holder within twelve months following the date of the Award Holder’s disability (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Award Holder ceased to be a Service Provider.

(v)  If the Award Holder ceases to be a Service Provider within the Exercise Period for any reason other than cause, retirement as provided in clause (ii) above, disability as provided in clause (iv) above or the Award Holder’s death, the Option may be exercised by the Award Holder within three months following the date of such cessation (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date that the Award Holder ceased to be a Service Provider.

(e)          Exercise, Payments, etc. The method for exercising and paying the Exercise Price of each Option granted under the Plan shall be as set forth in Section 16.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1          Awards Granted by Administrator. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Appreciation Rights. The Administrator may grant free standing Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or any combination thereof.

7.2          Award Agreement. Except as otherwise set forth in an Award Agreement delivered to the Participant, each Stock Appreciation Right shall be governed by the following terms and conditions, as well as such other terms and conditions not inconsistent therewith as the Administrator may consider appropriate in each case.

(a)          Number of Shares. Each Award Agreement shall state that it covers a specified number of Shares, as determined by the Administrator.

(b)          Price. The Exercise Price of a Stock Appreciation Right shall be determined in each case by the Administrator and set forth in the Award Agreement. In no event shall the Exercise Price for a Stock Appreciation Right be less than the Fair Market Value of the Stock on the date the Award is granted.

(c)          Term. The Administrator shall determine the period of time within which the Stock Appreciation Right may be exercised by the Award Holder. The Exercise Period must expire, in all cases, not more than ten years from the date an Award is granted. If any Stock Appreciation Right is not exercised during its Exercise Period, it shall be deemed to have been forfeited and of no further force or effect.

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(d)          Vesting. Each Stock Appreciation shall become exercisable and vest over such period of time or upon such events as determined by the Administrator (including based on achievement of performance goals or future service requirements), which vesting or other terms shall be set forth in an Award Agreement.

(e)          Termination of Service, Retirement, Death or Disability. Except as otherwise determined by the Administrator, each Stock Appreciation Award shall be governed by the terms set forth in Section 6.2(d) with respect to the exercise of the Stock Appreciation Right if an Award Holder ceases to be a Service Provider.

7.3          Exercise of Stock Appreciation Right. An Award Holder desiring to exercise a Stock Appreciation Right shall deliver notice to the Company in the manner set forth in Section 16.1(a) except that such notice need not be accompanied by payment. Upon the exercise of a Stock Appreciation Right, the Award Holder shall be entitled to receive from the Company an amount determined by multiplying:

(a)          The excess of the Fair Market Value of a Share on the date the Award is exercised over the Exercise Price specified in the Award Agreement; by

(b)          The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, payment upon exercise may be in cash, shares of Stock (with or without restrictions), or any combination thereof, as determined by the Administrator in its sole discretion.

7.4          Effect of Exercise of Tandem Right. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Shares subject to the Option or Stock Appreciation Right, as applicable, that were granted in tandem with such Stock Appreciation Right or Option.

SECTION 8

STOCK AWARDS

8.1          Awards Granted by Administrator. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more unrestricted Stock Awards or Restricted Stock Awards consisting of Shares. A Stock Award may be paid by delivery of Stock, in cash or in a combination of Stock and cash, as determined by the Administrator.

8.2          Restrictions. A Participant’s right to retain a Restricted Stock Award granted to such Participant under Section 8.1 shall be subject to such restrictions, including but not limited to the Participant’s continuing to perform as a Service Provider for a restriction period specified by the Administrator, or the attainment of specified performance goals and objectives, as may be established by the Administrator with respect to such Award. The Administrator may, in its sole discretion, require different periods of service or different performance goals and objectives with respect to (i) different Participants, (ii) different Restricted Stock Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award.

8.3           Transferability. The Participant’s right to sell, encumber or otherwise transfer Restricted Stock shall be subject to the limitations of Section 12.2 hereof.

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8.4          Privileges of a Shareholder. Unless otherwise determined by the Administrator and set forth in the Award Agreement, a Participant holding Shares of Restricted Stock shall become the holder of record of the Restricted Stock on the date the Award is granted.

8.5          Enforcement of Restrictions. The Administrator may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

(a)          placing a legend on the stock certificates referring to the restrictions as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND TRANSFERABILITY RESTRICTIONS AS SET FROTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE SHAREHOLDER AND ELITE PHARMACEUTICALS, INC. DATED _____________. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICE OF ELITE PHARMACEUTICALS, INC..

(b)          requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(c)          requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

8.6          Termination of Service, Death or Disability. In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) of a Participant, or the retirement of a Participant as provided in Section 6.2(d)(ii), all service period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 11, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other restrictions have not been satisfied shall be forfeited.

SECTION 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1           Awards Granted by Administrator. Coincident with or following designation for participation in the Plan, a Participant (other than a Non-Employee Director) may be granted Performance Shares or Performance Units.

9.2           Amount of Award. The Administrator shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

9.3           Communication of Award. Written notice of the maximum amount of a Participant’s Award and the Performance Cycle determined by the Administrator shall be given to a Participant as soon as practicable after approval of the Award by the Administrator.

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9.4           Amount of Award Payable. The Administrator shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Administrator shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Administrator. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 9.6) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Administrator in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Administrator may also establish that a portion of a full or maximum amount of a Participant’s Award will be paid (subject to Section 9.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

9.5           Adjustments. At any time prior to payment of a Performance Share or Performance Unit Award, the Administrator may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions or divestitures.

9.6           Payments of Awards. Following the conclusion of each Performance Cycle, the Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Administrator shall determine what, if any, Exercise Price is due with respect to an Award and whether such Exercise Price shall be made in cash, Stock or some combination. Payment shall be made in a lump sum or installments, as determined by the Administrator, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to Section 16 or such other terms and conditions as may be prescribed by the Administrator; provided, however, that, subject to Section 20.4, all payments shall be made no later than (i) March 15 of the year following the end of the Performance Cycle if such Performance Cycle ends on or before September 30 of a year, or (ii) November 15 of the year following the end of the Performance Cycle if such Performance Cycle ends on or after September 1 of a year.

9.7           Termination of Employment. If a Participant ceases to be a Service Provider before the end of a Performance Cycle by reason of his or her death, disability as provided in Section 6.2(d)(iv), or retirement as provided in Section 6.2(d)(ii), the Performance Cycle for such Participant for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be a Service Provider. Subject to Section 20.4, the amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was a Service Provider and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of Participant’s services as a Service Provider during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be canceled.

SECTION 10

AWARDS TO NON-EMPLOYEE DIRECTORS

10.1         Board Grants. The Board (and not a committee of the Board), in its sole discretion, may grant Awards to Non-Employee Directors in the form of Non-Statutory Options, unrestricted Stock or Restricted Stock. The Board (and not a committee of the Board), in its sole discretion, may also adopt one or more formulas that provide for granting a specified Award to each Non-Employee Director for attendance at each meeting of designated committees of the Board. The Board may adopt different formulas for the various committees of the Board, and it may choose to adopt formulas for some committees and not others. Further, any formula may provide for a different grant to members of the committee charged with additional responsibilities on the committee, such as the chairman.

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10.2         Administrator. The Administrator shall have no authority, discretion or power to select the Non-Employee Directors who will receive any Award, determine the number of Shares to be issued or the time at which such Awards are to be granted, establish the duration of the Awards or alter any other terms or conditions specified in the Plan or by the Board, except in the sense of administering the Plan pursuant to the provisions of the Plan and the grant resolution of the Board.

10.3         Price of Option Shares. The exercise price per Share for any Option granted pursuant to this Section 10 shall be 100% of the Fair Market Value of the Stock on the date on which the Non-Employee Director is granted the Option.

10.4         Termination. If the Non-Employee Director ceases to be a Director for any reason, an Award which is exercisable may be exercised by the Non-Employee Director at any time following the date of such cessation provided that such exercise must occur prior to the Award expiration date. In any such case, the Award may be exercised only as to the Shares as to which the Award had become exercisable on or before the date that the Non-Employee Director ceased to be a Director.

10.5         Other Terms. Except for the limitations set forth in Sections 5, 10.3, 10.4, and 11, the terms and provisions of Awards shall be as determined from time to time by the Administrator, and Awards issued may contain terms and provisions different from other Awards granted to the same or other Award recipients. Awards shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine, subject to the provisions of the Plan.

SECTION 11

CHANGE IN CONTROL, REORGANIZATION OR LIQUIDATION

11.1         Change In Control. In the event of a change in control of the Company as defined in Section 11.3, then the Administrator may, in its sole discretion, without obtaining shareholder approval, to the extent permitted in Section 15, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding Awards or make all such Awards fully vested and exercisable; (b) grant a cash bonus award to any Award Holder in an amount necessary to pay the Exercise Price of all or any portion of the Award then held by such Award Holder; (c) pay cash to any or all Award Holders in exchange for the cancellation of their outstanding Awards in an amount equal to the difference between the Exercise Price of such Awards and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Awards; (d) make any other adjustments or amendments to the outstanding Awards; and (e) eliminate all restrictions with respect to Awards of Restricted Stock and deliver Shares free of restrictive legends to any Participant; provided, however, that the Administrator shall not make any adjustment or amendment that would constitute a “modification” of an Award, as such term is used in Internal Revenue Code regulation § 1.409A-1(b)(5)(v), that would result in such Award being subject to additional tax pursuant to Section 409A of the Internal Revenue Code.

11.2         Performance Shares and Performance Units. Under the circumstances described in Section 11.1, the Administrator may, in its sole discretion, and without obtaining shareholder approval, to the extent permitted in Section 15, provide for payment of outstanding Performance Shares and Performance Units at the maximum award level or any percentage thereof; provided, however, that to the extent permitted by Section 20.4 herein, all payments shall be made no later than (i) March 15 of the year following the end of the Performance Cycle to which the Performance Shares or Performance Units relate if such Performance Cycle ends on or before September 30 of a year, or (ii) November 15 of the year following the end of the Performance Cycle to which the Performance Shares or Performance Units relate if such Performance Cycle ends on or after September 1 of a year.

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11.3         Definition. For purposes of the Plan, a “change in control” shall be deemed to have occurred if: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33-1/3% of the then outstanding voting stock of the Company, except that with regard to Nasrat Hakim and his Affiliates, directly or indirectly, of more that 50% of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

11.4         Reorganization or Liquidation. In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 11.1 do not apply, the Administrator, or the board of directors of any corporation assuming the obligations of the Company, shall, have the power and discretion to prescribe the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. By way of illustration, and not by way of limitation, the Administrator may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Administrator may remove restrictions on Restricted Stock and may modify the performance requirements for any other Awards. The Administrator may provide that Stock or other Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Administrator may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 11.4 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

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SECTION 12

CONTINUATION OF SERVICES; TRANSFERABILITY

12.1         Continuation of Services. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider, or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Administrator at the time of such leave in accordance with then current laws and regulations.

12.2         Nontransferability. Except as provided in Section 12.3, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, except (if otherwise permitted under Section 12.4) pursuant to a domestic relations order, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options and Stock Appreciation Rights shall, if otherwise permitted under Section 12.4, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options and Stock Appreciation Rights may be made by, the Participant’s legal representatives, heirs or legatees. If, in the opinion of the Administrator, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Administrator with evidence satisfactory to the Administrator of such status. Transfers shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Administrator.

12.3         Permitted Transfers. Pursuant to conditions and procedures established by the Administrator from time to time, the Administrator may permit Awards (other than Incentive Stock Options) to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions. In the case of initial Awards, at the request of the Participant, the Administrator may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

12.4         Limitations on Incentive Stock Options. Notwithstanding anything in this Agreement (or in any Award Agreement evidencing the grant of an Option hereunder) to the contrary, Incentive Stock Options shall be transferable only to the extent permitted by Section 422 of the Internal Revenue Code and the treasury regulations thereunder without affecting the Option’s qualification under Section 422 as an Incentive Stock Option.

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SECTION 13

GENERAL RESTRICTIONS

13.1         Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising such Award or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Award for such person’s own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

13.2         Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

13.3         Stock Restriction Agreement. The Administrator may provide that shares of Stock issuable pursuant to an Award shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.

13.4         Shareholder Privileges. No Award Holder shall have any rights as a shareholder with respect to any Shares covered by an Award until the Award Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Award Holder becomes the holder of record of such Stock, except as provided in Section 4.

SECTION 14

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

SECTION 15

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

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SECTION 16

EXERCISE AND WITHHOLDING

16.1       Exercise, Payments, etc.

(a)          The method for exercising each Award granted under the Plan shall be by delivery to the Corporate Secretary of the Company or an agent designated pursuant to Section 18 of a notice specifying the number of Shares with respect to which such Award is exercised and payment of the Exercise Price. Such notice shall be in a form satisfactory to the Administrator and shall specify the particular Award (or portion thereof) which is being exercised and the number of Shares with respect to which the Award is being exercised. The exercise of the Award shall be deemed effective upon receipt of such notice by the Corporate Secretary or a designated agent and payment to the Company. The purchase of such Stock shall be deemed to take place at the principal office of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (b) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Award Holder. If certificates representing Stock are used to pay all or part of the Exercise Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Award Holder representing each certificate used to pay the Exercise Price, and an additional certificate shall be issued by the Company and delivered to the Award Holder representing the additional Shares, in excess of the Exercise Price, to which the Award Holder is entitled as a result of the exercise of the Award.

(b)          The exercise price shall be paid by any of the following methods or any combination of the following methods:

(i)  in cash;

(ii)  by certified or cashier’s check payable to the order of the Company;

(iii)  if authorized by the Administrator, in its sole discretion, by delivery to the Company of certificates representing the number of Shares then owned by the Award Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Award, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Award Holder for more than six months; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Award shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Exercise Price;

(iv)  if authorized by the Administrator, in its sole discretion, by requesting to receive the number of Shares being exercised less the number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Exercise Price for all Shares being exercised at the time;

(v)  if authorized by the Administrator, in its sole discretion, and subject to applicable law, including Section 402 of the Sarbanes-Oxley Act, by delivery by a Participant (other than an Executive Officer or Director) to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Award Holder necessary to pay the exercise price; or

(vi)  if authorized by the Administrator, in its sole discretion, any combination of these methods.

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(c)          In the sole discretion of the Administrator, the Company may, subject to applicable law, including Section 402 of the Sarbanes-Oxley Act, guaranty a third-party loan obtained by a Participant (other than an Executive Officer or Director) to pay part or all of the Exercise Price of the Shares provided that such loan or the Company’s guaranty is secured by the Shares and the loan bears interest at a market rate. The Company may not make or guaranty loans to Executive Officers or Directors.

16.2        Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option or Stock Appreciation Right, or upon the vesting of any other Award, shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements. The Company may defer exercise of an Award unless indemnified by the Participants to the Administrator’s satisfaction against the payment of any such amount. Further, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind due to the Participant by the Company.

16.3        Withholding with Stock. At the time the Administrator grants an Award, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Administrator. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

(a)          All elections must be made prior to the Tax Date;

(b)          All elections shall be irrevocable; and

(c)          If the Participant is an “officer” or “director” of the Company within the meaning of Section 16 of the Exchange Act, the Participant must satisfy the requirements of such Section 16 of the Exchange Act and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

16.4        Incentive Options. In the event that an Award Holder makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Award Holder shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Award Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

SECTION 17

SECTION 162(m) PROVISIONS

17.1        Limitations. Notwithstanding any other provision of this Plan, if the Administrator determines at the time any Award of Stock, Performance Shares, or Performance Units is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Administrator may provide that this Section 17 is applicable to such Award.

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17.2         Performance Goals. If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrator, which shall be based on the attainment of one or any combination of the following: specified levels of earnings per share, operating income (before or after taxes), production or production growth, resource replacement or resource growth, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), successful completion of financing, cash flow, or cost control, of the Company or Affiliated Entity (or any division thereof) for or within which the Participant is primarily employed. Such performance goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other companies. Such performance goals shall be set by the Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code and the regulations thereunder.

17.3         Adjustments. Notwithstanding any provision of the Plan other than Sections 5 and 11, with respect to any Award that is subject to this Section 17, the Administrator may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

17.4         Expiration of Grant Authority. The Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of 162(m) of the Internal Revenue Code (other than Qualifying Awards) shall terminate upon the first meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders first approve this Plan.

17.5         Other Restrictions. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 17 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) of the Internal Revenue Code or any successor thereto.

SECTION 18

BROKERAGE ARRANGEMENTS

The Administrator, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the exercise of Options or the disposition of Shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

SECTION 19

NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees or Consultants generally, or to any class or group of Employees or Consultants, which the Company or any Affiliated Entity now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

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SECTION 20

REQUIREMENTS OF LAW

20.1         Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

20.2         Rule 16b-3. Transactions under the Plan and within the scope of Rule 16b-3 of the Exchange Act are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Administrator under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Administrator.

20.3         Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

20.4         Specified Employees Under Regulation 409A. For purposes of this Plan, the term “termination of employment” shall mean, with respect to any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, “separation from service” within the meaning of Section 409A of the Internal Revenue Code. Payment of any amount due a Participant after a termination of employment with the Company shall generally be made as soon as practical after such termination. However, if a Participant is a “specified employee” on the date of his or her termination of employment, as that term is defined under Sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i) of the Internal Revenue Code, then, to the extent necessary to avoid imposition of additional taxes and interest under Section 409A of the Internal Revenue Code, any such payment shall be made on the date that is the earliest of: (i) six (6) months after the Participant’s termination of employment, (ii) the Participant’s date of death, if applicable, or (iii) such other earliest date for which such payment will not be subject to the constructive receipt, interest, and additional tax provisions of Section 409A of the Internal Revenue Code.

20.5         Regulation 409A. The payments and benefits payable under the Plan are intended to not be subject to the additional tax imposed pursuant to Section 409A of the Internal Revenue Code, and the Plan shall be construed in accordance with such intent.

SECTION 21

DURATION OF THE PLAN

No Award shall be granted under the Plan after ten years from the Effective Date; provided, however, that any Award theretofore granted may, and the authority of the Board or the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

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SECTION 22

STOCKHOLDER APPROVAL.

The Company intends to seek stockholder approval of the Plan within twelve (12) months after The date this Plan is adopted by the Board; provided, however, if the Company fails to obtain stockholder approval of the Plan during such 12-month period, pursuant to Section 422 of the Code, any Option granted as an Incentive Stock Option at any time under the Plan will not qualify as an Incentive Stock Option within the meaning of the Code and will be deemed to be a Non-Statutory Option.

Dated:	March 17, 2014	ELITE PHARMACEUTICALS, INC.

		By:	s/Nasrat Hakim
Nasrat Hakim, CEO

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ELITE PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 21, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Nasrat Hakim and Carter Ward, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.001 per share (“Common Stock”), and Series I Preferred Stock, par value $0.01 per share (“Series I Preferred Stock”), of Elite Pharmaceuticals, Inc., a Nevada corporation (the “Company”), all the shares of Common Stock and Series I Preferred Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held at Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, N.J. 07647, on May 21, 2014 at 10:00 a.m. EST, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

The Board of Directors recommends the vote “FOR” the election

OF THE NOMINEES FOR DIRECTORS NAMED BELOW,

“FOR” PROPOSALS 2, 3, 4 AND 6 AND

FOR THE SELECTION OF “THREE YEARS” ON PROPOSAL 5.

1.	Election of (i) two Class I directors to an initial one-year term expiring at the 2015 annual meeting of Shareholders, (ii) two Class II directors to an initial two-year term expiring at the 2016 annual meeting of Shareholders, and (iii) two Class III directors to an initial three-year term expiring at the 2017 annual meeting of Shareholders and to serve until their respective successors are duly elected and qualified:

NOMINEES:

(01) Jerry Treppel (Class I)	(04) Ashok Nigalaye, Ph.D. (Class II)
(02) Jeenarine Narine (Class I)	(05) Nasrat Hakim (Class III)
(03) Barry Dash, Ph.D. (Class II)	(06) Jeffrey Whitnell (Class III)

FOR all Nominees ☐	WITHHOLD for all Nominees ☐	FOR all Nominees EXCEPT ☐

If you do not wish your shares voted FOR a nominee, draw a line through that person’s name above.

2.          The amendment and restatement of our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 690,000,000 shares to 995,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.          The ratification of the appointment of Demetrius Berkower, LLC (“Demetrius”) as our registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2014.

FOR ☐	AGAINST ☐	ABSTAIN ☐

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4.          The approval, by non-binding vote, of executive compensation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.          To recommend, by non-binding vote, the frequency of executive compensation votes.

3 YEARS ☐	2 YEARS ☐	1 YEAR ☐	ABSTAIN ☐

6.          The approval of the Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

7.          In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

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BACK OF CARD

PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS, “FOR” PROPOSALS 2, 3, 4 AND 6, AND FOR THE SELECTION OF “THREE YEARS” ON PROPOSAL 5, AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A Shareholder’s attendance at the Annual Meeting will not by itself revoke a proxy given by the Shareholder.

(Please sign exactly as the name appears below. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.)

Dated:
Signature

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature, if held by joint owners

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2014

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2014, the Board of Directors of Elite Pharmaceuticals, Inc. (the “Company”) amended and restated the Company’s By-Laws. Section 3.03 of the By-Laws was amended in its entirety, new sections 2.06 and 2.07 of the By-Laws were added and former Sections 2.06 through 2.10 of the By-Laws were renamed Sections 2.08 through 2.12.

Amended Section 3.03.

The Company’s Board of Directors is now classified into three separate classes of directors, as nearly equal in number as possible, with each respective class to serve a three-year term and until their successors are duly elected and qualified (the “Board Classification”). The annual meeting of shareholders, tentatively scheduled for May 21, 2014 (the “Annual Meeting”), will be the first election of directors after adoption of the Board Classification, and as a result, at the Annual Meeting (A) two Class I directors will be elected to an initial one-year term expiring at the 2015 annual meeting and until their respective successors are elected and qualified, (B) two Class II directors will be elected to an initial two-year term expiring at the 2016 annual meeting and until their respective successors are elected and qualified and (C) two Class III directors will be elected to an initial three-year term expiring at the 2017 annual meeting and until their respective successors are elected and qualified. At each annual meeting commencing with the 2015 annual meeting, directors will be elected to succeed those directors whose terms then expire, with each person so elected to serve for a three-year term and until his or her respective successor is elected and qualified.

For more information about the Annual Meeting, please see the Company’s Preliminary Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on or about March 18, 2014.

New Sections 2.06 and 2.07.

In order for shareholder proposals and director nominations to be properly brought before an annual meeting, notice of such proposals or director nominations must be received by the secretary of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting. The notice must include specified information about the proposing shareholder (and, if made on behalf of a beneficial owner, about such beneficial owner), the director nominee (if applicable), beneficial ownership of Company securities (including derivatives and other hedging arrangements) and certain voting and other arrangements. Shareholders eligible to vote at any special meeting called to elect a director or directors may nominate a director or directors for election if (i) they deliver a notice meeting the same content requirements as for an annual meeting and (ii) such notice is delivered not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the tenth day following the first public disclosure of the date of the special meeting.

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The foregoing description of the amendment contained in the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

3.1	Amended and Restated By-Laws effective March 17, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2014

ELITE PHARMACEUTICALS, INC.

By:	/s/ Carter Ward
Carter Ward, Chief Financial Officer

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Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

ELITE PHARMACEUTICALS, INC.

(a Nevada corporation)

The foregoing are the Amended and Restated Bylaws of ELITE PHARMACEUTICALS, INC., a Nevada corporation (the "Corporation"), effective as of March 17, 2014.

ARTICLE I

Offices

Section 1.01.   PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located at 165 Ludlow Avenue, Northvale, New Jersey 07647. The Board of Directors of the Corporation (the "Board of Directors") may change the location of said principal executive office.

Section 1.02.   OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Shareholders

Section 2.01.   ANNUAL MEETINGS. The annual meeting of shareholders of the Corporation shall be held at a date and at such time as the Board of Directors shall determine. At each annual meeting of shareholders, directors shall be elected in accordance with the provisions of Section 3.03 hereof and any other proper business may be transacted.

Section 2.02.   SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called at any time by the entire Board of Directors, any two directors or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Section 2.03.   PLACE OF MEETINGS. Each annual or special meeting of shareholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairman of the Board. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

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Section 2.04. NOTICE OF MEETINGS. Written notice of each annual or special meeting of shareholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to shareholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a shareholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.

Section 2.05.   CONDUCT OF MEETINGS. All annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be the Chairman of the Board. The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

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Section 2.06.   ANNUAL MEETING AGENDA ITEMS. At an annual meeting of the shareholders, only such business (other than nominations for directors, which shall be governed by Section 2.07) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s proxy materials, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of the giving of notice provided for herein, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth below in this Section 2.06 in the time herein provided. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of shareholders. For business (other than nominations for directors, which shall be governed by Section 2.07) to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) above, (a) such business must be a proper matter for shareholder action under Nevada law and (b) the shareholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders (the “Anniversary”), except that if no annual meeting of shareholders was held in the previous year, a proposal must be received by the Corporation not later than the later of (x) ten (10) days after the Corporation has “publicly disclosed” the date of the meeting in the manner provided below, and (y) ninety (90) days prior to the date of the shareholder meeting. The shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of each Shareholder Associated Person (as defined below) of such shareholder, (C) any material interest of the shareholder or any Shareholder Associated Person of such shareholder in such business, (D)(1) the class and number of shares of the Corporation which are beneficially owned and held of record by the shareholder and each Shareholder Associated Person of such shareholder, (2) all options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instruments or rights are subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder and by each Shareholder Associated Person of such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Associated Person of such shareholder has a right to vote any shares of capital stock or any other security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of this provision, a Person (as defined below) shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) of such shareholder or any Shareholder Associated Person of such shareholder, (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Associated Person of such shareholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person of such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or by a limited liability company in which such shareholder or any Shareholder Associated Person of such shareholder is a manager or managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member, and (7) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person of such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any interests referred to in this clause (D) held by members of such shareholder’s immediate family sharing the same household or any immediate family members of any Shareholder Associated Person of such shareholder sharing the same household, and (E) whether such shareholder will deliver a proxy statement and form of proxy to holders of the number of voting shares required to carry the proposal (the information required by this clause (E), together with the information required by clauses (B) through (D) hereof, the “Shareholder Proponent Information”). A shareholder providing a shareholder’s notice pursuant to this Section 2.06 shall, not later than five (5) days after the record date for determination of shareholders entitled to vote at the meeting (or, if such record date for determination of shareholders entitled to vote is five or fewer days prior to the meeting, not later than the earlier of two (2) days after such record date and the commencement of the meeting), supplement such notice to disclose the Shareholder Proponent Information as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Corporation from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this Section 2.06, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for shareholder consideration shall be brought before the meeting. For purposes of these Bylaws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission; a “Shareholder Associated Person” of any shareholder shall mean (1) any Person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such shareholder and (3) any Person controlling, controlled by or under common control with a Person or beneficial owner described in (1) or (2); and a “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government, or any department or agency thereof, or any other legal entity.

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Only such business (other than nominations for directors, which shall be governed by Section 2.07) shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.06. A shareholder who complies with the requirements of this Section 2.06 with respect to any business proposed to be brought before an annual meeting (other than nominations for election to the Board of Directors, which shall be governed by Section 2.07) shall also comply with all applicable requirements of the Exchange Act. Nothing in this Section 2.06 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.06 shall obligate, or be deemed to obligate, the Corporation to include in its proxy statement any proposal of any shareholder of the Corporation.

Section 2.07. DIRECTOR NOMINATIONS. Only persons nominated in accordance with the procedures set forth in this Section 2.07 shall be eligible to be elected by the shareholders of the Corporation to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors at an annual meeting of shareholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of the giving of notice provided for herein, who is entitled to vote in the election of directors at the meeting and complies with the notice procedures and other requirements set forth below in this Section 2.07 in the time herein provided.

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In order to be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the Anniversary; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than sixty (60) days after, the Anniversary or if no annual meeting of shareholders was held in the previous year, notice by the shareholder to be timely must be so delivered not later than the later of (a) ten (10) days after the Corporation has “publicly disclosed” the date of the annual meeting in the manner provided in Section 2.06, and (b) ninety (90) days prior to the date of the annual meeting; and provided, further, however, that, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the Anniversary, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the tenth (10th) day following the day on which such public announcement is first made by the Corporation. Any shareholder’s notice pursuant to this Section 2.07 shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14A of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) any agreement, arrangement or understanding with, or whether such person has given, or currently intends to give, any commitment or assurance to, any Person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) (and, if so, a description of such Voting Commitment, including as to any manner in which such Voting Commitment could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under the Nevada Revised Statutes, as the same may be from time to time amended (the “NRS”), and (C) whether such person is or currently intends to become a party to any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director (and, if so, a description of such agreement, arrangement or understanding); and (y) as to the shareholder giving notice and, to the extent applicable, each person whom the shareholder proposes to nominate for election or re-election as a director, the Shareholder Proponent Information. At the request of the Board of Directors, any person nominated by any shareholder of the Corporation for election as a director shall furnish (1) a completed director and officer questionnaire with respect to the background and qualifications of such person, substantially in the form provided to and requested to be completed by the then current members of the Board of Directors, and (2) such nominee’s consent to the Corporation’s engaging in a background check of such nominee (including through a third party investigation firm), and information reasonably necessary to complete such a background check, in a manner consistent with background checks customarily engaged in by the Corporation for prospective new members of the Board of Directors. A shareholder providing a shareholder’s notice pursuant to this Section 2.07 shall, not later than five (5) days after the record date for determination of shareholders entitled to vote at the meeting (or, if such record date for determination of shareholders entitled to vote is five or fewer days prior to the meeting, not later than the earlier of two days after such record date and the commencement of the meeting), supplement such notice to disclose the Shareholder Proponent Information as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Corporation from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

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A shareholder who complies with the requirements of this Section 2.07 with respect to nominating a person for election to the Board of Directors shall also comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in this Section 2.07 shall obligate, or be deemed to obligate, the Corporation to include in its proxy statement the nomination of any person nominated as a director by any shareholder of the Corporation.

Section 2.08.   QUORUM. At any meeting of shareholders of the Corporation, the presence, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; provided, however, that this Section 2.08 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Articles of Incorporation of the Corporation, as amended or restated from time to time (the "Articles"), for the vote necessary for the adoption of any measure governed thereby.

In the absence of a quorum, the shareholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.09.   VOTES REQUIRED. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting of shareholders of the Corporation, at which a quorum is present and entitled to vote on the subject matter, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, except that the election of directors shall be by plurality vote, unless the vote of a greater or different number thereof is required by statute, by the rights of any authorized class of stock or by the Articles.

Unless the Articles or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class or series, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

Section 2.10.   PROXIES. A shareholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the shareholder himself or by his duly authorized attorney-in-fact. No proxy shall be valid after six (6) months from the date of its execution unless the proxy provides for a longer period which shall not exceed seven (7) years. Each proxy shall be in writing, subscribed by the shareholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

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Section 2.11.   STOCKHOLDER ACTION. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called Annual Meeting or at a special meeting of shareholders of the Corporation.

Section 2.12.   INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any shareholder or shareholder's proxy, shall) make such an appointment.

The number of Inspectors of Election shall be one (1) or three (3). If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such Inspector need be a shareholder of the Corporation.

Subject to any provisions of the Articles, the Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

ARTICLE III

Directors

Section 3.01.   POWERS. The business and affairs of the Corporation shall be managed by and be under the direction of the Board of Directors. The Board of Directors shall exercise all the powers of the Corporation, except those that are conferred upon or reserved to the shareholders by statute, the Articles or these Bylaws (“Bylaws”).

Section 3.02.   NUMBER. The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3) nor more than eight (8).

Section 3.03.   ELECTION AND TERM OF OFFICE. Each director shall serve until his successor is elected and qualified or until his death, resignation or removal, no decrease in the authorized number of directors shall shorten the term of any incumbent director, and additional directors elected in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

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The term of office of all Directors shall expire at the 2014 annual meeting of shareholders of the Corporation. Commencing with the 2014 annual meeting of shareholders, the Directors constituting the Corporation's Board of Directors, other than directors elected in connection with rights to elect such directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be determined by the Board of Directors consistent with the terms of this Article III. At the 2014 annual meeting of shareholders, one class shall be elected to a term expiring at the annual meeting of shareholders to be held in 2015, another class shall be elected to a term expiring at the annual meeting of shareholders to be held in 2016, and another class shall be elected to a term expiring at the annual meeting of shareholders to be held in 2017, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation commencing with the election in 2015, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section 3.04.   ELECTION OF CHAIRMAN OF THE BOARD. At the organizational meeting immediately following the annual meeting of shareholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

Section 3.05.   REMOVAL. Any director or the entire board of directors may be removed, with or without cause, by the holders of sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors, or as provided from time to time by the Nevada Private Corporation Law as then in effect. Failure to elect a new director to replace a removed director shall be deemed to create a vacancy on the board.

Section 3.06.   VACANCIES AND ADDITIONAL DIRECTORSHIPS. Newly created directorships resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.07.   REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders; without call at such time as shall from time to time be fixed by the Board of Directors; and as called by the Chairman of the Board in accordance with applicable law.

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Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman of the Board, the President or any two (2) directors, except that when the Board of Directors consists of one (1) director, then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, telegram, cable, email, facsimile transmission or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose or purposes thereof, unless otherwise required by law, the Articles or these Bylaws.

Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened) or who shall waive notice thereof, before or after such meeting, in a signed writing.

Section 3.08.   QUORUM. At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business, except that when the Board of Directors consists of one (1) director, then the one director shall constitute a quorum.

In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.09.   VOTES REQUIRED. Except as otherwise provided by applicable law or by the Articles, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

Section 3.10.   PLACE AND CONDUCT OF MEETINGS. Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows: The Board of Directors may designate any place, within or without the State of Nevada, for the holding of any meeting. If no such designation is made: (a) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation's principal executive office, as the directors calling the meeting shall designate; and (b) any other meeting shall be held at such location, within the county of the Corporation's principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be the Chairman of the Board, or, in his absence, a person designated by the Board of Directors. The Secretary, or, in the absence of the Secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

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Section 3.11.   FEES AND COMPENSATION. Directors shall be paid such compensation as may be fixed from time to time by resolution of the Board of Directors: (a) for their usual and contemplated services as directors; (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff; and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.11. Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefore.

Section 3.12.   COMMITTEES OF THE BOARD OF DIRECTORS. To the full extent permitted by applicable law, the Board of Directors may from time to time establish committees, including, but not limited to, standing or special committees and an executive committee with authority and responsibility for bookkeeping, with authority to act as signatories on Corporation bank or similar accounts and with authority to choose attorneys for the Corporation and direct litigation strategy, which shall have such duties and powers as are authorized by these Bylaws or by the Board of Directors. Committee members, and the chairman of each committee, shall be appointed by the Board of Directors. The Chairman of the Board, in conjunction with the several committee chairmen, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the several committees of the Board of Directors. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Vacancies which occur on any committee shall be filled by a resolution of the Board of Directors. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors. The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee. Members of standing committees, and their chairmen, shall be elected yearly at the regular meeting of the Board of Directors which is held immediately following the annual meeting of shareholders. The provisions of Sections 3.07, 3.08, 3.09 and 3.10 of these Bylaws shall apply, mutatis mutandis, to any such Committee of the Board of Directors.

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ARTICLE IV

Officers

Section 4.01.   DESIGNATION, ELECTION AND TERM OF OFFICE. The Corporation shall have a Chairman of the Board, a President, Treasurer, such senior vice presidents and vice presidents as the Board of Directors deems appropriate, a Secretary and such other officers as the Board of Directors may deem appropriate. These officers shall be elected annually by the Board of Directors at the organizational meeting immediately following the annual meeting of shareholders, and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected and qualified or until his earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.02.   CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the directors and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

Section 4.03.   PRESIDENT. The President shall be the chief executive officer of the Corporation and shall, subject to the power of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.04.   TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by the directors.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as the Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 4.05.   SECRETARY. The Secretary shall keep the minutes of the meetings of the shareholders, the Board of Directors and all committees. He shall be the custodian of the corporate seal and shall affix it to all documents which he is authorized by law or the Board of Directors to sign and seal. He also shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board or President.

Section 4.06.   ASSISTANT OFFICERS. The President may appoint one or more assistant secretaries and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the President.

Section 4.07.   WHEN DUTIES OF AN OFFICER MAY BE DELEGATED. In the case of absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors or any officer designated by it, or the President, may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

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Section 4.08.   OFFICERS HOLDING TWO OR MORE OFFICES. The same person may hold any two (2) or more of the above-mentioned offices.

Section 4.09.   COMPENSATION. The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation.

Section 4.10.   RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors. The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

Section 4.11.   REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any assistant officer of the Corporation may be removed, with or without cause, by the President or by the Board of Directors.

ARTICLE V

Indemnification of Directors, Officers Employees and other Corporate Agents

Section 5.01.   ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

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Section 5.02.   ACTION, ETC., BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 5.03.   DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Sections 5.01 or 5.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Sections 5.01 and 5.02 hereof, which determination is made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 5.04.   INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article V, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 5.01 or 5.02 hereof, or in defense of any claim, issue or matter therein, such Agent shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred by such Agent in connection therewith.

Section 5.05.   ADVANCES OF EXPENSES. Except as limited by Section 5.06 of this Article V, expenses incurred by an Agent in defending any civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if the Agent shall undertake to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Article V. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful.

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Section 5.06.   RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification or advance under this Article V shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless a determination shall be made in the manner set forth in the second sentence of Section 5.05 hereof that such Agent acted in a manner set forth therein so as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article V shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 5.07.   OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article V shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the Nevada Private Corporations Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

Section 5.08.   INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 5.09.   CONSTITUENT CORPORATIONS. For the purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, all constituent corporations (including all constituents of constituents) absorbed in a consolidation or merger as well as the resulting or surviving corporation, which, if the separate existence of such constituent corporation had continued, would have had power and authority to indemnify its Agents, so that any Agent of such constituent corporation shall stand in the same position under the provisions of the Article V with respect to the resulting or surviving corporation as that Agent would have with respect to such constituent corporation if its separate existence had continued.

Section 5.10.   OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

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Section 5.11.   SAVINGS CLAUSE. If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.

ARTICLE VI

Stock

Section 6.01.   CERTIFICATES. Except as otherwise provided by law, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board or a Vice-Chairman of the Board or the President or a Vice President, together with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each share of stock, however, shall be eligible for record of ownership, and transfer of ownership, by book-entry under a Direct Registration System that complies with NASDAQ rules; while entitled to a certificate, a shareholder shall not be required to have a certificate.

Section 6.02.   TRANSFER OF SHARES. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of such Shares of stock. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem expedient.

Section 6.03.   TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

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Section 6.04.   STOCK LEDGERS. Original or duplicate stock ledgers, containing the names and addresses of the shareholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 6.05.   RECORD DATES. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than sixty (60) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. Only those shareholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE VII

Amendments

Section 7.01.   AMENDMENTS. These Bylaws may be altered, amended or repealed or new bylaws adopted by the Board of Directors, subject to repeal or change by action of the shareholders. All amendments shall be placed in the Corporation's minute book immediately following these Bylaws.

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